                                                                    EXHIBIT 2.11










                            SHARE PURCHASE AGREEMENT


                                  BY AND AMONG



                            CITYSEARCH CANADA, INC.,

                      TICKETMASTER ONLINE-CITYSEARCH, INC.,

                          RESERVEAMERICA HOLDINGS, INC.

                                       AND

                            THE SHAREHOLDERS THEREOF


                          DATED AS OF DECEMBER 28, 2000

                                TABLE OF CONTENTS

                                                                                                               PAGE
ARTICLE I  DEFINITIONS............................................................................................1
                    1.1.     Defined Terms........................................................................1
                    1.2.     Terms Defined Elsewhere..............................................................6

ARTICLE II  AGREEMENT TO PURCHASE AND SELL SHARES.................................................................8
                    2.1      Agreement to Purchase and Sell Shares................................................8
                    2.2.     Distribution of the Aggregate Consideration..........................................8
                    2.3.     Form of Consideration................................................................9
                    2.4.     Additional Consideration.............................................................9
                    2.5.     Adjustment Events...................................................................11
                    2.6.     Payment of Closing Debt Outstanding at Closing; Release of Guarantee................12

ARTICLE III  CLOSING; DELIVERY...................................................................................12
                    3.1      The Closing.........................................................................12
                    3.2.     Deliveries by the Company and the Shareholders at the Closing.......................12
                    3.3.     Deliveries by Purchaser at the Closing..............................................13
                    3.4.     Non-Resident Deliveries.............................................................13

ARTICLE IV  REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE SHAREHOLDERS...................................14
                    4.1      Organization, Good Standing and Qualification.......................................14
                    4.2      Capitalization......................................................................14
                    4.3      Subsidiaries........................................................................15
                    4.4      Due Authorization...................................................................16
                    4.5      Valid Issuance of Shares............................................................16
                    4.6      Liabilities.........................................................................16
                    4.7      Title to Properties and Assets......................................................16
                    4.8      Intellectual Property; Software.....................................................16
                    4.9      Material Contracts and Obligations..................................................20
                    4.10.    Litigation..........................................................................21
                    4.11     Required Consents...................................................................21
                    4.12     Compliance with Other Instruments...................................................22
                    4.13.    Disclosure..........................................................................22
                    4.14.    Government Contracts................................................................22
                    4.15.    Insurance...........................................................................23
                    4.16.    Financial Statements................................................................23
                    4.17.    Certain Actions.....................................................................24
                    4.18.    Activities Since Balance Sheet Date.................................................24
                    4.19.    Taxes...............................................................................25
                    4.20.    Environmental Matters...............................................................27
                    4.21     Employee Benefits...................................................................29
                    4.22.    Permits.............................................................................30

                    4.23.    Interested Party Transactions.......................................................30
                    4.24.    Compliance with Law.................................................................30
                    4.25     Certain Business Practices..........................................................30
                    4.26     Minute Books........................................................................31
                    4.27.    Labor Matters.......................................................................31
                    4.28.    No Brokers..........................................................................31
                    4.29.    Bank Accounts.......................................................................32
                    4.30.    Competition Act.....................................................................32
                    4.31.    Trust Account.......................................................................32
                    4.32.    Private Company.....................................................................32
                    4.33     Due Authorization of Shareholders...................................................32
                    4.34     Title to Shares.....................................................................32
                    4.35.    Proceedings Regarding Shareholders..................................................33
                    4.36.    Representations Regarding Parent Shares.............................................33
                    4.37.    Non-Residents.......................................................................34
                    4.38.    Community Property..................................................................34
                    4.39.    Securities Act (Ontario)............................................................34

ARTICLE V  REPRESENTATIONS AND WARRANTIES OF PURCHASER...........................................................34
                    5.1      Organization........................................................................34
                    5.2      Due Authorization...................................................................34
                    5.3      No Conflicts........................................................................35
                    5.4.     Consents and Approvals..............................................................35
                    5.5.     Litigation..........................................................................35
                    5.6.     No Brokers..........................................................................35
                    5.7.     Valid Issuance of Stock.............................................................35
                    5.8.     SEC Filings.........................................................................36
                    5.9.     Conduct of Business.................................................................36
                    5.10.    Financial Statements................................................................36

ARTICLE VI  CERTAIN COVENANTS....................................................................................36
                    6.1      Conduct of the Business.............................................................36
                    6.2      Further Assurances..................................................................38
                    6.3      Confidentiality; Public Announcements...............................................38
                    6.4.     Ancillary Agreements................................................................39
                    6.5      Inspection..........................................................................39
                    6.6.     Notification of Certain Matters.....................................................39
                    6.7.     Non-Executive Employee Matters......................................................39
                    6.8.     Budgeting and Transitional Matters..................................................40
                    6.9.     Registration Statement..............................................................41
                    6.10.    Release.............................................................................44
                    6.11.    Lock-up.............................................................................45
                    6.12.    Financial Statements................................................................46
                    6.13.    Solicitation of Shareholders and Warrant Holders....................................46
                    6.14.    Software Compliance.................................................................46
                    6.15.    Updating Schedules..................................................................47

ARTICLE VII  CONDITIONS TO CLOSING...............................................................................47
                    7.1.     Conditions to Each Party's Obligations..............................................47
                    7.2.     Conditions to Obligation of the Company and the Shareholders........................47
                    7.3.     Conditions to Obligation of Purchaser...............................................48

ARTICLE VIII.  TERMINATION.......................................................................................49
                    8.1.     Termination.........................................................................49
                    8.2.     Effect of Termination...............................................................50

ARTICLE IX.  INDEMNIFICATION.....................................................................................51
                    9.1.     Survival of Representations.........................................................51
                    9.2.     Indemnification.....................................................................51
                    9.3.     Notice of Claims....................................................................52
                    9.4.     Third Person Claims.................................................................54
                    9.5.     Limitation on Indemnity.............................................................54
                    9.6.     Right of Offset.....................................................................55
                    9.7.     Remedies............................................................................55

ARTICLE X.  MISCELLANEOUS........................................................................................55
                    10.1.    Binding Effect; Assignment..........................................................55
                    10.2.    Notices.............................................................................55
                    10.3.    Choice of Law.......................................................................57
                    10.4.    Entire Agreement; Amendments and Waivers............................................57
                    10.5.    Counterparts........................................................................57
                    10.6.    Severability........................................................................57
                    10.7.    Headings............................................................................57
                    10.8.    Schedules...........................................................................57
                    10.9.    No Third Party Beneficiaries........................................................57
                    10.10.   Specific Performance................................................................58
                    10.11.   No Strict Construction..............................................................58
                    10.12.   Expenses............................................................................58
                    10.13.   Disclosure Schedules................................................................58
                    10.14.   Shareholders' Representatives.......................................................59

                                    EXHIBITS

Exhibit A                  Form of Employment Agreement
Exhibit B                  Form of Escrow Agreement
Exhibit C                  Earn-Out Amounts
Exhibit D                  Form of Opinion of Gibson, Dunn & Crutcher LLP
Exhibit E                  Form of Opinion of Torys
Exhibit F                  Form of Opinion of Cassels Brock & Blackwell LLP
Exhibit G                  Form of Opinion of Lemery MacKrell Greisler
Exhibit H                  Form of Spousal Consent

SCHEDULES

Schedule I..................................Security Holders
Schedule 2.6................................Net Cash and Closing Debt
Schedule 4.2................................Options, Warrants, Reserved Shares
Schedule 4.3................................Subsidiaries
Schedule 4.6................................Liabilities
Schedule 4.7 ...............................Title to Properties and Assets
Schedule 4.8................................Intellectual Property
Schedule 4.9................................Material Contracts
Schedule 4.10...............................Litigation
Schedule 4.12...............................Compliance with Other Instruments
Schedule 4.14...............................Government Contracts
Schedule 4.15 ..............................Insurance
Schedule 4.16...............................Financial Statements
Schedule 4.19...............................Taxes
Schedule 4.21...............................Employee Benefits
Schedule 4.22...............................Permits
Schedule 4.23...............................Interested Party Transactions
Schedule 4.27...............................Labor Matters
Schedule 4.28...............................Brokers
Schedule 4.29...............................Bank Accounts
Schedule 4.34...............................Title to Shares
Schedule 4.37...............................Non-Residents
Schedule 4.38...............................Community Property
Schedule 6.1................................Capital Expenditures
Schedule 6.14...............................Software Compliance
Schedule 7.3................................Liens

                            SHARE PURCHASE AGREEMENT


         This Share Purchase Agreement (the "AGREEMENT") is entered into as of December 28, 2000 (the "EFFECTIVE DATE") by and among CitySearch Canada, Inc., an Ontario corporation ("PURCHASER"), Ticketmaster Online-CitySearch, Inc., a Delaware corporation and the parent corporation of Purchaser ("PARENT"), ReserveAmerica Holdings, Inc., an Ontario corporation (the "COMPANY") and the Shareholders (as defined below).

                                 R E C I T A L S

         WHEREAS, Parent wishes to acquire the Company;

         WHEREAS, Parent wishes to effect the acquisition through Purchaser;

         WHEREAS, Purchaser desires to purchase from the shareholders of the Company included on the signature pages hereto, including those shareholders who have executed this Agreement following the date hereof, but prior to the Closing Date (as defined below) (each a "SHAREHOLDER" and collectively, the "SHAREHOLDERS"), and the Shareholders desire to sell to Purchaser the Company's common shares (the "COMMON SHARES"), Class A Preference shares (the "CLASS A SHARES"), Class B Preference shares (the "CLASS B SHARES,") and Class B Shares (the "WARRANT CLASS B SHARES") and Common Shares (the "WARRANT COMMON SHARES") issuable upon exercise of warrants (the "WARRANTS"), in exchange for cash and stock consideration as provided below;

         WHEREAS, the Common Shares, Class A Shares, Class B Shares, Warrant Class B Shares and Warrant Common Shares (collectively, the "SHARES") to be sold to Purchaser by the Shareholders are listed on SCHEDULE I attached hereto, as amended immediately prior to the Closing (as defined below); and

         WHEREAS, the Shares represent at least 98% of each class of the Company's fully diluted equity securities.

                                A G R E E M E N T

         NOW, THEREFORE, in consideration of the mutual promises, covenants and conditions hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

         1.1. DEFINED TERMS. As used herein, the terms below shall have the following meanings. Any of such terms, unless the context otherwise requires, may be used in the singular or plural, depending upon the reference.

              "ACCREDITED SHAREHOLDERS" means those shareholders of the Company who have represented that they are "accredited investors" as that term is defined in Rule 501 promulgated under the Act (as defined below), as indicated on SCHEDULE I attached hereto, as amended immediately prior to the Closing.

              "ACT" means the Securities Act of 1933, as amended, of the United States.

              "AFFILIATE" means, with respect to any Person, any other Person which directly or indirectly controls, is controlled by or is under common control with such Person.

              "ANCILLARY AGREEMENTS" means the Employment Agreements and the Escrow Agreement substantially in the forms attached hereto as EXHIBITS A and B respectively.

              "AVERAGE STOCK PRICE" means the average of the closing sales prices of Parent Shares (as defined below) on the NASDAQ National Market for each of the seven trading days immediately preceding and including a specified date (for example, the Closing Date), as reported in the Western Edition of THE WALL STREET JOURNAL.

              "BUSINESS" means the Company's business of camping reservations and management, hotel reservations, online ticketing and venue ticketing.

              "BUSINESS DAY" means a day other than a Saturday, Sunday or other day on which commercial banks in Los Angeles, California are authorized or required by law to close.

              "CANADIAN GAAP" means generally accepted accounting principles as stated in the Handbook of the Canadian Institute of Chartered Accountants.

              "CAPITAL LEASES" means a lease of which the Company and/or any of its Subsidiaries is the lessee that extends over most of the estimated economic life of the asset(s) leased and which cannot be canceled or, if such lease can be canceled, the lessor is reimbursed for any losses pursuant to the terms of such lease.

              "CLOSING DEBT" means (a) the outstanding long-term Debt (as defined below) and the outstanding short-term Debt of the Company as set forth on SCHEDULE 2.6, specifically including, among other things, all mortgages and other loans secured by an interest in real property which is not owned by the Company or its Subsidiaries and which is not released at Closing (including, without limitation, any such mortgages or other loans for which the Company or one of its Subsidiaries is contingently liable and which liability is not released at Closing), (b) that certain Mortgage, dated January 1, 1997, in the original amount of $170,000, of which South Street LLC and County of Saratoga Industrial Development Agency are the mortgagors and Key Bank National Association is the mortgagee (the "EQUIPMENT MORTGAGE"), (c) all Capital Leases that will change materially as a result of the consummation of the transactions contemplated hereby [such that they must be paid out in full] and (d) all Capital Leases for improvements to the building and parking lot at 75 South Street, Ballston Spa, New York owned by certain of the Shareholders as set forth on SCHEDULE 2.6. All Capital Leases referred to in clauses (c) and (d) shall be referred to herein as "TERMINATING CAPITAL LEASES."

              "CODE" meathe Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

              "COMPANY ACCOUNTANTS" means KPMG LLP.

              "COMPANY FISCAL YEAR" means a twelve month period commencing on December 1 of each calendar year.

              "CONSENTS" means any and all consents, approvals, authorizations or waivers of any public, governmental or regulatory body or authority or from parties to Material Contracts (as defined below) that are
(a) required for the consummation of the transactions contemplated by this Agreement or (b) necessary in order that the Company can conduct the Business after the Closing Date substantially in the same manner as the Business was conducted by the Company before the Closing Date.

              "COURT ORDER" means any judgment, decision, consent decree, injunction, ruling or order of any national, federal, state, provincial or local court or governmental agency, department or authority that is binding on any Person or its property under applicable law.

              "DEBT" means (a) any indebtedness of the Company or any of its Subsidiaries, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or other similar instruments or letters of credit (or reimbursement agreements in respect thereof) or banker's acceptances, (b) any balance deferred and unpaid of the purchase price of any property, except any such balance that constitutes an accrued expense or account payable, in each case referred to in this clause (b) incurred in the Ordinary Course of Business (as defined below), (c) all indebtedness of others secured by a lien on any asset of the Company or any of its Subsidiaries (whether or not such indebtedness is assumed by the Company) and
(d) to the extent not otherwise included by clauses (a), (b) and (c), any guaranty by the Company or any of its Subsidiaries of any indebtedness of any other Person.

              "DEFAULT" means (a) any actual breach or default, (b) the occurrence of an event that with the passage of time or the giving of notice or both would constitute a breach or default or (c) the occurrence of an event that with or without the passage of time or the giving of notice or both would give rise to a right of termination, renegotiation or acceleration.

              "EBITDA" means earnings before interest, taxes, depreciation and amortization, as adjusted in accordance with the express provisions of this Agreement.

              "EMPLOYMENT AGREEMENTS" means those certain Employment Agreements to be entered into at the Closing by and between the Company and each of the Executives (as defined below) substantially in the form attached hereto as EXHIBIT A.

              "ENCUMBRANCE" means any claim, lien, pledge, option, charge, easement, security interest, deed of trust, mortgage, conditional sales agreement, encumbrance or other right of third parties, whether voluntarily incurred or arising by operation of law, and includes, without limitation, any agreement to give any of the foregoing in the future, and any contingent sale or other title retention agreement or lease in the nature thereof.

              "ESCROW AGREEMENT" means that certain escrow agreement to be entered into at the Closing by and between the Escrow Agent (as defined below), the Shareholders' Representative (as defined below), Purchaser and Parent substantially in the form attached hereto as EXHIBIT B, with such changes as reasonably requested by the Escrow Agent.

              "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, of the United States.

              "EXECUTIVES" means Ken Barber, Andrew Kirkham, Robert Manherz, Young Park and John Weaver.

              "FISCAL YEAR" means a twelve month period commencing on January 1 of each calendar year.

              "GOVERNMENT CONTRACT" means any contract currently in effect between the Company or one of its Subsidiaries and the United States government, any state government or a department or agency thereof, or any subcontract thereunder.

              "INITIAL STOCK PRICE" means the Average Stock Price on the date that is two Business Days prior to the Closing Date; PROVIDED, HOWEVER, that,
(a) if the Initial Stock Price is less than ninety percent (90%) of the Signing Stock Price (as defined below), then the Initial Stock Price shall be deemed to be ninety percent (90%) of the Signing Stock Price and (b) if the Initial Stock Price is greater than one hundred ten percent (110%) of the Signing Stock Price, then the Initial Stock Price shall be deemed to be one hundred ten percent (110%) of the Signing Stock Price.

              "KNOWLEDGE" of the Company means the knowledge of the Executives, after a reasonable investigation of the surrounding circumstances.

              "LIABILITIES" means any direct or indirect liability, indebtedness, obligation, commitment, expense, claim, deficiency, guaranty or endorsement of or by any Person of any type, known or unknown, and whether accrued, absolute, contingent, matured, unmatured or other.

              "MATERIAL ADVERSE EFFECT" or "MATERIAL ADVERSE CHANGE" will be deemed to occur if any event, violation, inaccuracy, circumstance or other matter (considered together with all other matters that would constitute exceptions to the representations and warranties set forth in this Agreement but for the presence of "Material Adverse Effect" or other materiality qualifications, or any similar qualifications, in such representations and warranties) has, or could reasonably be expected to have or give rise to, a material adverse effect or material adverse change on (a) the condition (financial or otherwise), business, results of operations, assets, prospects, Liabilities, capitalization, operations or financial performance of the party making the representations and warranties or (b) the ability of the Company to consummate the transactions contemplated by this Agreement or to perform any of its obligations under this Agreement; PROVIDED, HOWEVER, that in no event shall any event, violation, inaccuracy, circumstance or other matter that is attributable to or results from changes in general economic conditions or changes affecting the industry generally in which the Company operates, in and of itself, constitute a Material Adverse Effect or Material Adverse Change.

              "NAMED SHAREHOLDERS" means Robert Manherz, Arlene Manherz, Andrew Kirkham, John Weaver, Manherz Family Trust, MRS Trust Company ITF and Kirkham Family Trust.

              "NET CASH" means (a) cash on hand, PLUS (b) accounts receivables, net of bad debt accrual recorded by the Company in the ordinary course, PLUS (c) cash due to the Company from the exercise of the Warrants, LESS (d) trade payables.

              "NON-ACCREDITED SHAREHOLDERS" means those shareholders of the Company who have represented that they are not "accredited investors" as that term is defined in Rule 501 promulgated under the Act, as indicated on
SCHEDULE I attached hereto, as amended immediately prior to the Closing.

              "ORDINARY COURSE OF BUSINESS" or "ORDINARY COURSE" or any similar phrase means the ordinary course of the Business, consistent with the past practice of the Company.

              "PARENT SEC DOCUMENT" means any report, schedule, form, statement, registration statement, definitive proxy statement or other document filed by Parent with the SEC.

              "PARENT SHARES" means shares of the Class B Common Stock, par value U.S.$.01 per share, of Parent.

              "PERMITS" means all licenses, permits, franchises, approvals, authorizations, consents or orders of, or filings with, any governmental authority, whether foreign, national, federal, provincial, state or local, or any other Person, necessary for the past, present or anticipated conduct of, or relating to the operation of the Business.

              "PERMITTED ENCUMBRANCES" means (a) liens, taxes, assessments and other governmental charges not yet due and payable, (b) statutory, mechanics', laborers' and materialmen liens arising in the Ordinary Course of Business for sums not yet due, (c) statutory and contractual landlord liens under leases pursuant to which the Company is a lessee and not in Default,
(d) with regard to real property, any and all matters of record in the jurisdiction where the real property is located including, without limitation, restrictions, reservations, covenants, conditions, oil and gas leases, mineral severances and liens and (e) with regard to real property, any easements, rights-of-way, building or use restrictions, prescriptive rights, encroachments, protrusions, rights and party walls, and liens for taxes, assessments, and other governmental charges not yet due.

              "PERSON" means any person or entity, whether an individual, trustee, corporation, partnership, limited partnership, limited liability company, trust, unincorporated organization, business association, firm, joint venture, governmental agency or authority.

              "REGULATIONS" means any laws, statutes, ordinances, regulations, rules, notice requirements, court decisions, agency guidelines, principles of law and orders of any foreign, federal, national, provincial, state or local government and any other governmental department or agency, and including, without limitation, environmental laws, energy, public utility, health codes, occupational safety and health regulations and laws respecting employment practices, employee documentation, terms and conditions of employment and wages and hours.

              "REPRESENTATIVE" means, with respect to any Person, any officer, director, principal, attorney, agent, employee or other representative of such Person.

              "SEC" means the United States Securities and Exchange
Commission.

              "SIGNING STOCK PRICE" means the Average Stock Price on the date that is two Business Days prior to the date hereof.

              "SUBSIDIARY" means (a) any corporation in an unbroken chain of corporations if each of the corporations other than the last corporation in the unbroken chain then owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain, (b) any partnership in which a Person is a general partner or (c) any limited liability company, partnership or other entity in which a Person possesses a 50% or greater interest in the total capital or total income of such limited liability company, partnership or other entity.

              "U.S. GAAP" means generally accepted United States accounting principles.

         1.2. TERMS DEFINED ELSEWHERE. The following is a list of additional terms used in this Agreement and a reference to the Section hereof in which such term is defined:

DEFINED TERM                                                   SECTION               PAGE
------------                                                   -------               ----
AAA...........................................................Section 9.3..............53
Accredited Holder.............................................Section 6.9..............42
Actual Compliance Cost........................................Section 6.14.............47
Additional Consideration......................................Section 2.4..............10
Adjustment Event..............................................Section 2.5..............12
Aggregate Consideration.......................................Section 2.1..............8
Agreement.....................................................Preamble.................1
Arbitrator....................................................Section 9.3..............53
Auditor.......................................................Section 2.4..............12
Balance Sheet Date............................................Section 4.16.............23
Cap...........................................................Section 9.5..............55
Cash Consideration............................................Section 2.1..............8
Claim Notice..................................................Section 9.3..............52
Claim.........................................................Section 6.10.............45
Class A Shares................................................Recitals.................1
Class B Shares................................................Recitals.................1
Closing Date..................................................Section 3.1..............13
Closing.......................................................Section 3.1..............12
Common Shares.................................................Recitals.................1
Company Intellectual Property Assets..........................Section 4.8..............17
Company Marks.................................................Section 4.8..............18
Company Required Consents.....................................Section 4.11.............22
Company.......................................................Preamble.................1
Compliance Estimate...........................................Section 6.14,............47

Copyrights....................................................Section 4.8..............17
CPOA..........................................................Section 10.14............59
Damages,......................................................Section 9.2..............52
Designated Software Agreements................................Section 4.8..............20
Disposition...................................................Section 6.8..............46
Dispute Notice................................................Section 9.3..............53
Distribution Date.............................................Section 2.4..............11
Distribution Stock Price......................................Section 2.4..............10
Earn-Out Amount...............................................Section 2.4..............11
Earn-Out Dollar Amount........................................Section 2.4..............10
Effective Date................................................Preamble.................1
Effective Period..............................................Section 6.9..............42
Employee Pension Benefit Plan.................................Section 4.21.............30
Equipment Mortgage............................................Section 1.1..............3
ERISA.........................................................Section 4.21.............30
Escrow Account................................................Section 2.2..............9
Escrow Agent..................................................Section 2.2..............9
Escrowed Amount...............................................Section 2.2..............9
Escrowed Earn-Out Amount......................................Section 2.4..............11
Excess Closing Debt...........................................Section 2.6..............12
Financial Statements..........................................Section 4.16.............23
Holder........................................................Section 6.13.............46
Indemnified Party.............................................Section 9.3..............52
Indemnitor....................................................Section 9.3..............52
Intellectual Property Rights..................................Section 4.8..............17
Intellectual Property.........................................Section 4.8..............17
Licensed Software Agreements..................................Section 4.8..............20
Licensed Software.............................................Section 4.8..............19
Licensed Technology Agreements................................Section 4.8..............20
Limitation on Indemnity.......................................Section 9.5..............54
Lock-Up Period................................................Section 2.2..............9
Marks.........................................................Section 4.8..............17
Material Contracts............................................Section 4.9..............21
Multiemployer Plan............................................Section 4.21.............30
Other Licensed Technology.....................................Section 4.8..............20
Outside Date..................................................Section 8.1..............50
Owned Software................................................Section 4.8..............19
Parent........................................................Preamble.................1
Patents.......................................................Section 4.8..............17
Proceedings...................................................Section 4.10.............21
Purchase Price................................................Section 2.1..............8
Purchaser Indemnified Parties.................................Section 9.2..............52
Purchaser.....................................................Preamble.................1
Real Property.................................................Section 4.7..............17
Registration Indemnified Party................................Section 6.9..............44
Registration Indemnifying Party...............................Section 6.9..............44
Registration Statement........................................Section 6.9..............41
Released Claims...............................................Section 6.10.............45
Releasees.....................................................Section 6.10.............45
Required Amount...............................................Section 3.4..............14
Restricted Parent Shares......................................Section 2.2..............9

Share Consideration...........................................Section 2.1..............8
Shareholder Indemnified Parties...............................Section 9.2..............52
Shareholders' Representative..................................Section 10.14............58
Shareholders..................................................Recitals.................1
Shares........................................................Recitals.................1
Software......................................................Section 4.8..............17
Statement.....................................................Section 2.4..............12
Tax Return....................................................Section 4.19.............25
Tax...........................................................Section 4.19.............25
Terminating Capital Leases....................................Section 1.1..............3
Trade Secrets.................................................Section 4.8..............17
Transaction Fees..............................................Section 10.12............58
Violation.....................................................Section 6.9..............43
Warrant Class B Shares........................................Recitals.................1
Warrant Common Shares.........................................Recitals.................1
Warrants......................................................Recitals.................1

                                   ARTICLE II

                      AGREEMENT TO PURCHASE AND SELL SHARES

         2.1 AGREEMENT TO PURCHASE AND SELL SHARES. Subject to the terms and conditions hereof, the Shareholders agree to sell to Purchaser, and Purchaser agrees to purchase from the Shareholders, the Shares which represent 100% of the fully-diluted equity of the Company, for an aggregate purchase price (the "PURCHASE PRICE") of U.S.$22,200,000 (in the event less than 100% of the fully-diluted equity of the Company is tendered for sale to the Purchaser, this amount will be reduced PRO RATA), which, assuming 100% of the fully-diluted equity is tendered, shall consist of (a) cash consideration (the "CASH CONSIDERATION") in the amount of U.S.$12,200,000 and (b) that number of Parent Shares determined by DIVIDING (1) the difference between the Purchase Price and the Cash Consideration by (2) the Initial Stock Price (the "SHARE CONSIDERATION" and collectively with the Cash Consideration, the "AGGREGATE CONSIDERATION"). The Aggregate Consideration shall be allocated to the Shareholders as provided on SCHEDULE I attached hereto, as amended immediately prior to the Closing.

         2.2 DISTRIBUTION OF THE AGGREGATE CONSIDERATION.

             (a) On the Closing Date, Purchaser shall pay to each Shareholder holding Class A Shares and/or to such Shareholder's order, by certified check or wire transfer, that portion of the Cash Consideration that such Shareholder has the right to receive with respect to the Class A Shares held by such Shareholder, as reflected on SCHEDULE I attached hereto, as amended immediately prior to the Closing.

             (b) On the Closing Date, Purchaser shall pay to each Shareholder holding Class B Shares and/or to such Shareholder's order, by certified check or wire transfer, that portion of the Cash Consideration that such Shareholder has the right to receive with respect to the Class B Shares held by such Shareholder, as reflected on SCHEDULE I attached hereto, as amended immediately prior to the Closing.

             (c) On the Closing Date, Purchaser shall pay to each Non-Accredited Shareholder and/or to such Shareholder's order, by certified check or wire transfer, that portion of the Cash Consideration that such Non-Accredited Shareholder has the right to receive with respect to the Common Shares held by such Non-Accredited Shareholder, as reflected on SCHEDULE I attached hereto, as amended immediately prior to the Closing.

             (d) On the Closing Date, Purchaser shall (i) pay to each Accredited Shareholder and/or to such Shareholder's order, by certified check or wire transfer, that portion of the Cash Consideration that such Accredited Shareholder has the right to receive with respect to the Common Shares held by such Accredited Shareholder, as reflected on SCHEDULE I attached hereto, as amended immediately prior to the Closing, and (ii) deliver to each Accredited Shareholder certificates representing that portion of the Share Consideration that such Accredited Shareholder has the right to receive with respect to the Common Shares held by such Accredited Shareholder, as reflected as such Accredited Shareholder's "Closing Parent Shares" on SCHEDULE I attached hereto, as amended immediately prior to the Closing.

             (e) On the Closing Date, certificates representing a portion of the Share Consideration and a portion of the Cash Consideration, representing an aggregate of Five Million United States Dollars (U.S.$5,000,000), otherwise allocable to the Shareholders, as provided on SCHEDULE I attached hereto, as amended immediately prior to the Closing (the "ESCROWED AMOUNT"), shall be delivered to an escrow agent (the "ESCROW AGENT") identified by the Shareholders' Representative at least fifteen (15) days prior to the Closing Date, which Escrow Agent shall be reasonably acceptable to Parent and Purchaser, to be held by such Escrow Agent in an escrow account (the "ESCROW ACCOUNT") for the benefit of the Shareholders pursuant to the terms and conditions of the Escrow Agreement, which include the release of the funds from the Escrow Account upon the renewal of certain Government Contracts of the Company.

             (f) The Share Consideration to be issued to the Accredited Shareholders shall be subject to a lock-up for the twelve-month period following the Closing Date (the "LOCK-UP PERIOD") and shall otherwise become transferable, subject to applicable securities laws, upon the effectiveness of the Registration Statement (as defined below) (collectively, the "RESTRICTED PARENT SHARES").

             (g) Notwithstanding the foregoing, in no event shall the aggregate Cash Consideration and the Additional Consideration (as defined below) paid hereunder with respect to the Class A Shares or Class B Shares exceed the amount of the preference to which such shares are entitled (in respect of dividends or on wind-up of the Company) under the provisions of the Company's articles as in effect immediately prior to the date hereof.

         2.3 FORM OF CONSIDERATION. In lieu of delivering the Share Consideration in the form of Parent Shares, Purchaser may, in addition to the Cash Consideration, elect to pay all or any portion of the Share Consideration in cash. In the event that Purchaser elects to pay any portion of the Share Consideration in cash rather than Parent Shares, on the Closing Date, Purchaser will pay to the Accredited Shareholders in immediately available funds that portion of the Share Consideration so converted to cash.

         2.4 ADDITIONAL CONSIDERATION.

             (a) As additional consideration and in exchange for the Shares, with respect to each of the Fiscal Years ending on December 31, 2001 and December 31, 2002, Purchaser shall distribute to the Shareholders on each Distribution Date (as defined below) the number of Parent Shares and cash equal to the Additional Consideration. For the purposes of this SECTION 2.4, "ADDITIONAL CONSIDERATION" shall mean the number of Parent Shares equal to the number determined by DIVIDING (i) the applicable dollar amount set forth opposite the applicable EBITDA amount for such Fiscal Year as reflected on EXHIBIT C hereto (the "EARN-OUT DOLLAR AMOUNT") by (ii) the Average Stock Price on the date that is two trading days prior to the applicable Distribution Date (the "DISTRIBUTION STOCK PRICE"); PROVIDED, HOWEVER, that, (A) if the Distribution Stock Price is less than eighty percent (80%) of the Signing Stock Price, then the Distribution Stock Price shall be deemed to be eighty percent (80%) of the Signing Stock Price and (B) if the Distribution Stock Price is greater than one hundred thirty percent (130%) of the Signing Stock Price, then the Distribution Stock Price shall be deemed to be one hundred thirty percent (130%) of the Signing Stock Price. In lieu of delivering Additional Consideration in the form of Parent Shares, (1) Purchaser shall pay any portion of the Additional Consideration payable to Non-Accredited Shareholders in cash and (2) Purchaser may elect to pay the remaining Additional Consideration, or any portion thereof, in cash; PROVIDED, HOWEVER, that, to the extent Purchaser pays cash in lieu of Parent Shares and the Distribution Stock Price is less than eighty percent (80%) of the Signing Stock Price or greater than one hundred thirty percent (130%) of the Signing Stock Price, then, in lieu of paying the applicable Earn-Out Dollar Amount, Purchaser shall pay an amount in cash equal to the value of the Parent Shares it would have been obligated to deliver pursuant to the previous sentence. Earn-Out Dollar Amounts between levels specified on EXHIBIT C shall be determined as provided thereon.

             (b) The Company and each of the Shareholders acknowledges that EXHIBIT C has been created with reference to the Company's financial projections which were provided to Purchaser by the Company. The Company and each of the Shareholders further acknowledges that any directive by Purchaser or Parent during Fiscal Years ending December 31, 2001 and December 31, 2002 that the Company not participate in the ticketing, hotel reservation or off season call center markets, except to fulfill their current contracts, if any, shall not be construed as affecting the rights of the Shareholders to earn any portion of either Earn-Out Amount (as defined below) and will not give rise to any claims against Purchaser, Parent or their respective Affiliates with respect thereto. Notwithstanding the foregoing, should the Company directly earn EBITDA from the ticketing, hotel reservation or off season call center businesses in excess of that generated from the existing contracts, such EBITDA shall count toward the calculation of the Earn-Out Amounts. In the event that Purchaser or Parent asks the Company to cede control of the existing Company ticketing, hotel reservation or off season call center contracts, if any, to other Purchaser or Parent operating divisions, then Purchaser will give the Company credit for the EBITDA earned from such ceded contracts for purposes of earning the Earn-Out Amounts discussed herein. Such credit will consist of EBITDA credit equal to a percentage of the revenue recognized under U.S. GAAP by such Purchaser or Parent operating division during the applicable Fiscal Year from such ceded contracts which will be agreed upon in good faith by Parent and the Shareholders' Representative prior to the transfer of such contracts. In addition, any expense (or loss of revenue) incurred by the Company which is actually recovered by the Company, Purchaser or Parent through an indemnification payment made by the Shareholders pursuant to ARTICLE IX hereto shall not be counted as an expense (or loss of revenue) of the Company for the purpose of calculating EBITDA pursuant hereto.

             (c) Subject to SECTION 2.4(d) below, the amounts to be distributed to Shareholders pursuant to SECTION 2.4(a) with respect to either of the foregoing Fiscal Years (each an "EARN-OUT AMOUNT") shall be distributed to Shareholders pro rata according to their respective percentage ownership of the Company immediately prior to the Closing Date, as reflected on SCHEDULE I attached hereto, as amended immediately prior to the Closing, within ten (10) days after the completion of the Statement (as defined below) with respect to such Fiscal Year (the "DISTRIBUTION DATE") in cash or Parent Shares transferable pursuant to a registration statement which Parent shall cause to be filed and declared effective by the SEC (as defined below) prior to each Distribution Date on the same terms and conditions provided in SECTION 6.9; PROVIDED, that, in addition to those terms and conditions provided in SECTION 6.9, Parent may postpone the effectiveness of any registration statement filed pursuant to this
SECTION 2.4(c) for up to 45 days if Parent's board of directors determines that the sale of Parent Shares would reasonably be expected to have an adverse effect on any proposal or plan by Parent or any of its Subsidiaries to engage in any acquisition of assets or capital stock (other than in the Ordinary Course of Business) or any merger, consolidation, tender offer or similar transaction; PROVIDED, HOWEVER, that, in such event the Effective Period (as defined below) for such registration statement shall be extended by the number of days during the postponement period.

             (d) In the event that no funds in the Escrow Account by reason of
SECTION 2.2(e) have been released from the Escrow Account pursuant to the terms of the Escrow Agreement due to clarification of whether or not certain Government Contracts of the Company have been definitively renewed, on each Distribution Date, the applicable Earn-Out Amount, otherwise allocable to the Shareholders as provided in SECTION 2.4(c) (the "ESCROWED EARN-OUT AMOUNT") shall be delivered to the Escrow Agent to be held by such Escrow Agent in the Escrow Account for the benefit of the Shareholders pursuant to the terms and conditions of the Escrow Agreement, which include the release of the funds from the Escrow Account upon the renewal of certain Government Contracts of the Company.

             (e) As soon as practicable after the Closing and prior to the beginning of the Fiscal Year ending December 31, 2002, the Executives and Purchaser will mutually establish "agreed upon procedures" reasonably consistent with the preparation of the Financial Statements (as defined below) to be used in determining EBITDA for purposes of calculating the Earn-Out Amounts. Not later than ninety (90) days after the end of each of the foregoing Fiscal Years, Ernst & Young LLP (the "AUDITOR") will determine EBITDA for purposes of calculating the Earn-Out Amount for that Fiscal Year in accordance with such agreed upon procedures and will prepare a statement of EBITDA relating thereto (the "STATEMENT"). The fees and disbursements of the Auditor incurred in the preparation of the Statement shall be paid 100% by Purchaser.

         2.5 ADJUSTMENT EVENTS. If, between the date of this Agreement and the Closing Date, the outstanding Parent Shares shall have been changed into or exchanged for a different number of shares or kind of shares of Parent or another corporation or entity by reason of any reclassification, split-up, stock dividend or stock combination or merger or any arrangement, amalgamation or similar statutory procedure (an "ADJUSTMENT EVENT"), then the Share Consideration and the Earn-Out Amounts shall be reasonably and equitably adjusted. If the Adjustment Event occurs between the Closing Date and a Distribution Date, the Earn-Out Amounts shall be reasonably and equitably adjusted. If the record date for any such Adjustment Event shall be prior to the Closing Date or a Distribution Date, as applicable, but the payment date therefor shall be subsequent to the Closing Date or a Distribution Date, as applicable, Parent shall take such action as shall be required so that on such payment date the Accredited Shareholders shall be entitled to receive such number or kind of shares as such holder would have received as a result of such event if the record date therefor had been immediately after the Closing Date or a Distribution Date, as applicable.

         2.6 PAYMENT OF CLOSING DEBT OUTSTANDING AT CLOSING; RELEASE OF
GUARANTEE.

             (a) The Shareholders shall pay all Closing Debt of the Company and its Subsidiaries immediately after the Closing. The Shareholders may use all Net Cash as of the Closing Date to make all or any portion of such payments. To the extent that there is Closing Debt in excess of the Net Cash (the "EXCESS CLOSING DEBT"), Purchaser shall pay portions of the Cash Consideration to third parties at the Shareholders' direction in order to pay all or any portion of the Excess Closing Debt. The Cash Consideration used for this purpose shall be allocated to the Shareholders pro rata. The use of Net Cash and the amounts to be paid immediately after the Closing are reflected on SCHEDULE 2.6(a).

             (b) Immediately after the Closing, the Shareholders shall cause the Company and each of its Subsidiaries to be released from all Liabilities that are secured by a lien on any real or personal property that is not owned by the Company or any of its Subsidiaries at the Closing, including, without limitation, the mortgages and capital leases set forth on SCHEDULE 2.6(b). Immediately after the Closing, Purchaser shall cause all Shareholders and their Affiliates to be released from all Liabilities relating to personal property owned by the Company or any of its Subsidiaries as of the Closing Date and will substitute Purchaser or Parent as guarantor in such released persons stead as necessary.

                                   ARTICLE III

                                CLOSING; DELIVERY

         3.1 THE CLOSING. The closing (the "CLOSING") of the transactions contemplated by this Agreement shall be held at the offices of Gibson, Dunn & Crutcher LLP at 333 South Grand Avenue, Los Angeles, California 90071, on January 31, 2001, or at such other time and place as to which the Company and Purchaser may agree (the "CLOSING DATE").

         3.2 DELIVERIES BY THE COMPANY AND THE SHAREHOLDERS AT THE CLOSING. At the Closing, the Company and the Shareholders, as the case may be, shall deliver, or cause to be delivered:

             (a) the Ancillary Agreements;

             (b) certificates representing all of the Shares;

             (c) a certificate of status issued by the Companies Branch of the Ministry of Consumer and Commercial Relations of the Province of Ontario for the Company, and equivalent certificates of good standing for each of the Subsidiaries of the Company, dated not more than five days prior to the Closing Date ;

             (d) a certificate, dated as of the Closing Date and signed by the Company's President or a Vice President, as to the fulfillment of the conditions set forth in SECTION 7.3;

             (e) a certificate executed by the Secretary of the Company, dated as of the Closing Date, certifying resolutions adopted by the Company's board of directors relating to the transactions contemplated by this Agreement and the Ancillary Agreements;

             (f) copies of all third party and governmental Consents, approvals and filings required in connection with the consummation of the transactions hereunder;

             (g) the written opinions of counsel described in SECTION 7.3(h) and 7.3(i); and

             (h) such other documents and items as Purchaser may reasonably request, including, without limitation, all documents required by SECTION 7.3.

         3.3 DELIVERIES BY PURCHASER AT THE CLOSING. At the Closing, Purchaser shall deliver, or cause to be delivered:

             (a) the Ancillary Agreements;

             (b) certificates representing the Parent Shares comprising the Share Consideration;

             (c) the Cash Consideration;

             (d) a certificate, dated as of the Closing Date and signed by Purchaser's authorized representative, as to the fulfillment of the conditions set forth in SECTION 7.2;

             (e) a certificate executed by the Secretary of the Purchaser, dated as of the Closing Date, certifying resolutions adopted by the Purchaser's board of directors relating to the transactions contemplated by this Agreement and the Ancillary Agreements;

             (f) the written opinion of counsel described in SECTION 7.2(c) and 7.2(d); and

             (g) such other documents and items as the Company or the Shareholders may reasonably request, including, without limitation, all documents required SECTION 7.2.

         3.4 NON-RESIDENT DELIVERIES. If any Shareholder not listed on SCHEDULE
4.37 fails to deliver to Purchaser, at or prior to the Closing, a certificate issued pursuant to Section 116 of the Income Tax Act (Canada) with respect to the sale of the Shares being sold by such Shareholder, Purchaser shall be entitled to withhold from the Aggregate Consideration payable to such Shareholder an amount equal to 331/3 % of such Aggregate Consideration (the "REQUIRED AMOUNT") with respect to such Shares first from the Cash Consideration payable for such Shares and, if that amount is less than the Required Amount, from the Share Consideration payable for such Shares. Where Share Consideration is withheld, Purchaser may sell or otherwise dispose of that number of Shares such that the net proceeds from such sale or other disposition, when added to the Cash Consideration, will be equal to the Required Amount, and such Shareholder authorizes Purchaser to make such sale or other disposition for this purpose. Purchaser will be entitled to remit the Required Amount to the Receiver General for Canada on account of Taxes payable by such Shareholder under the Income Tax Act(Canada) in respect of the sale of such Shares if such certificate is not received within 30 days following the end of the month in which the Closing takes place. If such certificate is received in the time period referred to above, the amount withheld will be promptly paid to such Shareholder.

                                   ARTICLE IV

       REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE SHAREHOLDERS

         As a material inducement to Purchaser to enter into this Agreement, the Company and each of the Named Shareholders, severally as provided in ARTICLE IX, hereby represent and warrant to Purchaser as provided in SECTION 4.1 through 4.32, which representations and warranties are, as of the date hereof, and will be, as of the Closing Date, true, correct and complete:

         4.1 ORGANIZATION, GOOD STANDING AND QUALIFICATION. The Company is a corporation duly incorporated and organized, and is validly existing and up-to-date in the filing of all corporate and similar returns under the laws of the Province of Ontario, its jurisdiction of incorporation, and has all requisite corporate power and capacity to own its properties and assets and to carry on its business as now conducted and as presently proposed to be conducted. The Company is duly qualified to do business as an extra-provincial or foreign corporation in each jurisdiction where failure to be so qualified would have a Material Adverse Effect on the Company.

         4.2 CAPITALIZATION. Immediately prior to the Closing, the authorized share capital of the Company will consist of the following:

             (a) A total of (i) an unlimited number of authorized Common Shares, of which 936,896.81 are issued and outstanding, (ii) an unlimited number of authorized Class A Shares, of which 874,037.31 are issued and outstanding, (iii) an unlimited number of authorized Class B Shares, of which 62,859.5 are issued and outstanding and (iv) an unlimited number of authorized Class A Common Shares, none of which are issued and outstanding.

             (b) Except as set forth on SCHEDULE 4.2(b), there are no options, warrants, conversion privileges or other rights, or agreements, obligations or other commitments, whether written or oral, contingent or otherwise, with respect to the issuance thereof, presently outstanding to purchase any of the shares of the Company. Except as set forth on SCHEDULE 4.2(b), no shares (including the Shares) of the Company, or shares issuable upon exercise or exchange of any outstanding options or other shares issuable by the Company, are subject to any rights of first refusal, preemptive rights or other rights to purchase such shares (whether in favor of the Company or any other Person), pursuant to any agreement, commitment or other obligation of the Company, whether written or oral, contingent or otherwise.

             (c) SCHEDULE I , as amended immediately prior to the Closing, sets forth a complete list of all outstanding shareholders, option holders and other security holders of the

Company as of the date hereof, and identifies those who are in the employment of the Company or an "affiliate" of the Company (for the purposes of this SECTION 4.2(c), as defined in the Securities Act (Ontario)), or were formerly in the employment of the Company or an affiliate of the Company, and who, while in that employment, were, and have continued after that employment to be, security holders of the Company. SCHEDULE I, as amended immediately prior to the Closing, lists, for each Warrant holder of the Company, such Warrant holder's name, the exercise price(s) of all Warrant(s) granted to such Warrant holder, the term(s) of such Warrant(s), the vesting period(s) of such Warrant(s), and any contingencies applicable to such Warrant(s). No claim has been made or threatened to the Company asserting that any Person other than a Person listed on SCHEDULE I, as amended immediately prior to the Closing, is the holder or beneficial owner of, or has the right to acquire beneficial ownership of, any shares of, or any other voting, equity or ownership interest in the Company.

             (d) The Company has issued all of its securities (including, without limitation, share purchase options and warrants) pursuant to valid exemptions from registration and prospectus requirements under applicable federal, national, provincial and state securities laws. There are no agreements between the Company's shareholders with respect to the voting or transfer of the Company's securities or with respect to any other aspect of the Company's affairs.

             (e) All shareholders of the Company (other than the Shareholders) are either resident outside Canada or, if not, are in Ontario or the last address of such shareholder as shown on the books of the Company is in Ontario.

         4.3 SUBSIDIARIES.

             (a) Except as set forth on SCHEDULE 4.3, the Company does not presently own or control, directly or indirectly, any interest in any other corporation, partnership, trust, joint venture, association, or other entity.

             (b) Each of the Subsidiaries of the Company is a corporation duly incorporated and organized, and is validly existing and up-to-date in the filing of all corporate and similar returns under the laws of its jurisdiction of incorporation, and has all requisite corporate power and capacity to own its properties and assets and to carry on its business as now conducted and as presently proposed to be conducted. Each of the Subsidiaries of the Company is duly qualified to do business as an extra-provincial or foreign corporation in each jurisdiction where failure to be so qualified would have a Material Adverse Effect on the Company.

             (c) The authorized shares of each of the Subsidiaries of the Company consists of the shares set forth on SCHEDULE 4.3, all of which are owned by the Company or one of its Subsidiaries and are issued and outstanding. All of the outstanding shares of each of the Subsidiaries of the Company have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights.

             (d) None of the Subsidiaries of the Company has granted any outstanding option, warrants, rights or other securities convertible into or exchangeable or exercisable for shares of such Subsidiary or any other commitments or agreements providing for the issuance of additional shares, the sale of treasury shares, or for the repurchase or redemption of shares of such Subsidiary's shares. There are no agreements of any kind which obligate any of the Subsidiaries of the Company to issue, purchase, redeem or otherwise acquire any of its shares.

         4.4 DUE AUTHORIZATION. All corporate action on the part of the Company, its officers, directors and shareholders necessary for the authorization, execution and delivery of, and the performance of all obligations of the Company under, this Agreement, has been taken or will be taken prior to the Closing. This Agreement has been duly executed and delivered by the Company and is a legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting creditors' rights generally and except insofar as the availability of equitable remedies may be limited by applicable law.

         4.5 VALID ISSUANCE OF SHARES. The outstanding shares of the Company are duly and validly issued, fully paid and non-assessable, and such shares and all other outstanding securities of the Company have been issued in full compliance with the requirements of all applicable securities laws, including, without limitation, anti-fraud provisions.

         4.6 LIABILITIES. Except as set forth on SCHEDULE 4.6 or on the Financial Statements, the Company has no indebtedness for borrowed money that the Company has, directly or indirectly, created, incurred, assumed or guaranteed, or with respect to which Company has otherwise become directly or indirectly liable.

         4.7 TITLE TO PROPERTIES AND ASSETS.

             (a) Except as set forth on SCHEDULE 4.7(a), (i) each of the Company and its Subsidiaries has, or will have, as of the Closing, a good and valid title to or, in the case of leased properties or properties held under license, a good and valid leasehold or license interest in, all of its properties and assets and (ii) each of the Company and its Subsidiaries holds title to each such property and asset which it purports to own, free and clear of all liens, adverse claims, mortgages, pledges, Encumbrances, security interest or charge of any kind. The representations in this SECTION 4.7 do not apply to the Marks or Intellectual Property Rights as to which only the representations in SECTION 4.8 shall apply.

             (b) All of the tangible assets of each of the Company and its Subsidiaries, are, or will be as of the Closing, in all material respects, in reasonably serviceable operating condition and repair and are adequate for the conduct of the business of the Company and its Subsidiaries in substantially the same manner as has heretofore been conducted.

             (c) SCHEDULE 4.7(c) sets forth a true and complete list of all real property owned or leased by each of the Company and its Subsidiaries (collectively, the "REAL PROPERTY"), including the location of, and a brief description of the nature of the activities conducted on, such Real Property.

         4.8 INTELLECTUAL PROPERTY; SOFTWARE.

             (a) For all purposes of this Agreement,

                 (i) "INTELLECTUAL PROPERTY RIGHTS" means intellectual property rights arising from or in respect of the following, whether protected, created or arising under the laws of the United States or any other jurisdiction: (A) fictional business names, trade names, service names, registered and unregistered trademarks and service marks and logos (including any Internet domain names), and applications therefor (collectively, "MARKS"), (B) patents, patent rights and all applications therefor, including any and all continuation, divisional, continuation-in-part, or reissue patent applications or patents issuing thereon (collectively, "PATENTS"), (C) copyrights and all registrations and applications therefor (collectively, "COPYRIGHTS") and (D) know-how, trade secrets, inventions, discoveries, concepts, ideas, methods, processes, designs, formulae, technical data, drawings, specifications, data bases and other proprietary and confidential information, including customer lists, in each case to the extent not included in the foregoing clauses (B) or (C) (collectively, "TRADE SECRETS" and, together with the Marks, Patents, Copyrights and Trade Secrets, the "INTELLECTUAL PROPERTY").

                 (ii) "SOFTWARE" means any and all (A) computer programs, including any and all software implementations of algorithms, models and methodologies, whether in source code or object code, (B) databases and compilations, including any and all data and collections of data, whether machine readable or otherwise, (C) descriptions, flow-charts and other work product used to design, plan, organize and develop any of the foregoing and (D) all documentation, including user manuals and training materials, relating to any of the foregoing, in each case developed or licensed by the Company and its Subsidiaries, or used in or necessary for the conduct of its business, specifically excluding those items prepared for customers in the operation of the Company's business for which the customer contractually has vested title.

             (b) SCHEDULE 4.8(b) sets forth a complete and correct list of all Intellectual Property Rights owned, licensed or used by each of the Company and its Subsidiaries in the conduct of its business (other than any Intellectual Property Rights consisting of "shrink-wrap" licensed software), together with a listing of all material licenses, franchises, licensing agreements (whether as licensor or licensee) to which the Company or one of its Subsidiaries is a party, and any other arrangement with respect to such Intellectual Property Rights. All Intellectual Property Rights owned, licensed or used by the Company and its Subsidiaries or used or exercised in or necessary to the conduct of the Company's business, are referred to herein, collectively, as the "COMPANY INTELLECTUAL PROPERTY ASSETS."

             (c) None of the Company or its Subsidiaries has, during the three years preceding the date of this Agreement, been a party to any Proceeding, nor, to the knowledge of the Company, is any Proceeding threatened that involved or is likely to involve a claim of infringement or misappropriation by any Person (including any governmental authority) of any Intellectual Property Right of such Person. No Company Intellectual Property Asset is subject to any outstanding order, judgment, decree or stipulation to which the Company or its Subsidiaries is subject in any proceeding to which the Company or its Subsidiaries is a party or, to its knowledge, any other proceeding, restricting the use thereof by the Company or its Subsidiaries, or restricting the licensing thereof by the Company or its Subsidiaries or any Person. The current use and exploitation of the Intellectual Property Assets by the Company and its Subsidiaries (including, without limitation, the licensing or other distribution of Software to third parties by the Company or its Subsidiaries) does not conflict with, infringe upon, violate or result in the misappropriation of Intellectual Property Right of any Person.

             (d) Except as set forth on SCHEDULE 4.8(d):

                 (i) The Company and its Subsidiaries own no right, title or interest in any Patent. The Company and its Subsidiaries own all right, title and interest in each of the Marks listed in SCHEDULE 4.8(b) (collectively, the "COMPANY MARKS"), free and clear of any and all liens and Encumbrances, and neither the Company nor any of its Subsidiaries has received any notice or claim (whether written or oral) challenging the Company's or one of its Subsidiary's exclusive and complete ownership of any Company Marks or suggesting that any other Person has any claim of legal or beneficial ownership or other claim or interest with respect thereto;

                 (ii) The Company Marks are legally valid and enforceable without any material qualification, limitation or restriction on their use and neither the Company nor any of its Subsidiaries has received any notice or claim (whether written or oral) challenging the validity or enforceability of any Company Marks;

                 (iii) Neither the Company nor any of its Subsidiaries has taken any action (or failed to take any action), or used or enforced (or failed to use or enforce) any of the Company Marks, in each case in a manner that would result in the abandonment, cancellation, forfeiture, relinquishment or unenforceability of any of the Owned Marks or any of the Company's or any of its Subsidiary's rights therein;

                 (iv) Each of the Company and its Subsidiaries have taken reasonable steps to protect its rights in and to each of the Company Marks and to prevent the unauthorized use thereof by any other Person, in each case in accordance with standard industry practice, and has adequately policed the Company Marks against third party infringement of which it is aware;

                 (v) Neither the Company nor any of its Subsidiaries has granted to any Person any right, license or permission to use any of the Company Marks;

                 (vi) All Company Marks that have been registered have been effectively registered in accordance with all applicable legal requirements and are currently in compliance with all legal requirements;

                 (vii) All maintenance fees, annuities, and the like due on Company Marks have been timely paid; and

                 (viii) No Mark that constitutes a Company Mark has been or is now involved in any opposition or cancellation proceeding and, to the Company's knowledge, no such action is threatened with the respect to any of the Company Marks.

             (e) The Company and its Subsidiaries have taken reasonable precautions (as determined by the Company's management) to protect the secrecy of any Trade Secrets that derive commercial value from not being generally known to the public. The Company or one of its Subsidiaries has the absolute and unrestricted right to use all of the Trade Secrets and none of the Trade Secrets owned by the Company or one of its Subsidiaries is subject to any liens or Encumbrances. The Company and its Subsidiaries have not received any notice or claim challenging the Company's or one of its Subsidiary's absolute and unrestricted right to use any of the Trade Secrets or suggesting that any other Person has any claim with respect thereto. None of the Trade Secrets has been, or is alleged to have been, misappropriated from any other Person. Except under appropriate confidentiality obligations, to its best knowledge, there has been no disclosure by the Company or its Subsidiaries of material confidential information or other Trade Secrets that derive commercial value from not being generally known to the public.

             (f) The Company or one of its Subsidiaries either owns the entire right, title and interest in, to and under, or has acquired a license to use, any and all Company Intellectual Property Assets which are material to the conduct of the Business in the manner that the Business has heretofore been or is presently being conducted or as contemplated to be conducted pursuant to the Company's current business plans, and no other Intellectual Property Rights are necessary for the unimpaired continued operation of such businesses after the Effective Date in the manner that such businesses have heretofore been or are presently being conducted.

             (g) SCHEDULE 4.8(g) sets forth a complete and accurate list of all of the material Software (excluding Software that is available in consumer retail stores and subject to "shrink-wrap" agreements). SCHEDULE 4.8(g) specifically identifies all material Software that is owned exclusively by the Company or its Subsidiaries (the "OWNED SOFTWARE") and all material Software that is used by the Company or its Subsidiaries in the conduct of the Business that is not exclusively owned by the Company or its Subsidiaries (excluding software that is available in consumer retail stores and subject to "shrink-wrap" agreements) (the "LICENSED SOFTWARE"). The Company or one of its Subsidiaries is the owner of all right, title and interest in and to all Owned Software, including, without limitation, all Copyrights, Trade Secrets and other Intellectual Property Rights relating thereto, free and clear of any and all liens and Encumbrances, and neither the Company nor any of its Subsidiaries has received any notice or claim (whether written, oral or otherwise) challenging the Company's or any of its Subsidiary's complete and exclusive ownership of all Owned Software and all such Intellectual Property Rights relating thereto or claiming that any other Person has any claim of legal or beneficial ownership with respect thereto. Neither the Company nor any of its Subsidiaries has assigned, licensed, transferred or encumbered any of its rights in or to any Owned Software, including, without limitation, any Copyrights, Trade Secrets or other Intellectual Property Rights with respect thereto, to any Person, excluding any non-exclusive licenses granted to distributors or customers in the Ordinary Course of Business. The Company or one of its Subsidiaries has lawfully acquired the right to use the Licensed Software, as it is used in the conduct of its business as presently conducted, and has not exercised any rights in respect of any Licensed Software, including, without limitation, any reproduction, distribution or derivative work rights, outside the scope of any license expressly granted by the Person from which the right to use such Licensed Software was obtained.

             (h) SCHEDULE 4.8(h) contains a complete and accurate specific list of all agreements and arrangements pertaining to the Licensed Software (collectively, "LICENSED SOFTWARE AGREEMENTS") and a complete and accurate list of all agreements and arrangements pertaining to any other technology used or practiced by the Company or its Subsidiaries as to which a Person other than the Company or one of its Subsidiaries owns the applicable Intellectual Property Rights (collectively, "OTHER LICENSED TECHNOLOGY AGREEMENTS" and, together with Licensed Software Agreements, the "LICENSED TECHNOLOGY AGREEMENTS"). SCHEDULE 4.8(h) sets forth a complete and accurate list of all royalty obligations of the Company and its Subsidiaries under any Licensed Technology Agreements. All Licensed Technology Agreements are in full force and effect, and neither the Company nor any of its Subsidiaries are in material breach thereof, nor is the Company aware of any claim or basis for any claim to the contrary. There are no outstanding, and, to the Company's knowledge, no threatened disputes with respect to any Licensed Technology Agreement. The rights licensed under each Licensed Technology Agreement shall be exercisable by the Company or its Subsidiaries on and after the Closing Date to the same extent as prior to the Closing Date. The Licensed Technology Agreements together expressly confer on the Company or its Subsidiaries valid and enforceable rights under or in respect of all of the Intellectual Property Rights that are not owned exclusively by the Company or its Subsidiaries and that are used or practiced in the Business. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will result in the impairment of any rights under, any Licensed Technology Agreement.

             (i) SCHEDULE 4.8(i) contains a complete and accurate list of all agreements and arrangements involving the grant by the Company or its Subsidiaries to any Person of any right to distribute, prepare derivative works based on, support or maintain or otherwise commercially exploit any Software, including, without limitation, any value-added reseller agreements, joint development or marketing agreements or strategic alliance agreements involving any Software (collectively, "DESIGNATED SOFTWARE AGREEMENTS"). All Designated Software Agreements are in full force and effect, and neither the Company nor any of its Subsidiaries are in material breach thereof, nor is the Company aware of any claim or basis for a claim to the contrary. There are no outstanding and, to the Company's knowledge, no threatened disputes or disagreements with respect to any Designated Software Agreement. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will result in any impairment of rights under any Designated Software Agreement.

             (j) To the Company's knowledge, each of the Company and its Subsidiaries has taken commercially reasonable actions in accordance with industry practice to protect its Intellectual Property Rights in relation to employees, independent contractors and consultants, including entering into agreements with such Persons that assign to the Company or one of its Subsidiaries all of the employee's, contractor's or consultant's rights, including all Intellectual Property Rights, in any Intellectual Property created or developed thereby that is used in connection with, or that relates to, the Business. To the knowledge of the Company, no employee of the Company or any of its Subsidiaries has entered into any contract or other agreement with any Person (other than the Company or one of its Subsidiaries) that restricts or limits in any way the scope or type of work in which the employee may be engaged for the Company or any of its Subsidiaries or requires the employee to transfer, assign, or disclose information concerning the employee's work with the Company or any of its Subsidiaries to any other Person.

         4.9 MATERIAL CONTRACTS AND OBLIGATIONS.

             (a) All agreements, contracts, leases, licenses, instruments, commitments (oral or written), indebtedness, Liabilities and other obligations to which the Company or one of its Subsidiaries is a party or by which it is bound that (a) are material to the conduct and operations of its business and properties, (b) involve any of the officers, consultants, directors, employees or shareholders of the Company or one of its Subsidiaries or (c) obligate the Company or one of its

Subsidiaries to share, license or develop any product or technology (the "MATERIAL CONTRACTS") are listed in SCHEDULE 4.9(a) and have been made available for inspection by Purchaser and its counsel. For purposes of this SECTION 4.9, "material" shall mean any agreement, contract, indebtedness, Liability or other obligation either (i) having an aggregate value, cost or amount in excess of U.S.$50,000 or (ii) not terminable upon thirty days' notice.

             (b) Each Material Contract is in full force and effect, paid currently and has not been materially impaired by any acts or omissions of the Company or one of its Subsidiaries. Except for those Material Contracts denoted with an asterisk (*) as set forth on SCHEDULE 4.9(a), no Material Contract requires the consent of any other contracting party to the transactions contemplated by this Agreement to prevent a breach of, a Default under, or a termination, change in the terms or conditions or modification of, any Material Contract. All of the Material Contracts are valid, binding and enforceable in accordance with their terms except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting enforcement of creditors' rights generally and except insofar as the availability of equitable remedies may be limited by applicable law. Each of the Company and its Subsidiaries has fulfilled, or taken all action reasonably necessary to enable them to fulfill when due, all of its material obligations under each of such Material Contracts. To the Company's knowledge, no party is in material Default under such Material Contracts, no event has occurred and no condition or state of facts exists which, with the passage of time or the giving of notice or both, would constitute such a Default and no notice of any claim of Default has been given to the Company or one of its Subsidiaries. The Company is not aware of any intent by any party to any Material Contract to terminate or amend the terms thereof or to refuse to renew any such Material Contract upon expiration of its term. The Company is not currently paying liquidated damages in lieu of performance thereunder.

         4.10 LITIGATION. Except as set forth on SCHEDULE 4.10, there is no action, suit, proceeding, claim, arbitration or investigation ("PROCEEDING") pending or, to the Company's knowledge, currently threatened against the Company or one of its Subsidiaries, its activities, properties or assets or, to the Company's knowledge, against any officer, director or employee of the Company or one of its Subsidiaries in connection with such officer's, director's or employee's relationship with, or actions taken on behalf of, the Company or one of its Subsidiaries. To the Company's knowledge, there is no factual or legal basis for any such Proceeding that might result, individually or in the aggregate, in any Material Adverse Effect on the Company. Neither the Company nor any of its Subsidiaries is a party to or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality and there is no Proceeding by the Company or one of its Subsidiaries currently pending or which the Company or one of its Subsidiaries intends to initiate.

         4.11 REQUIRED CONSENTS. All Consents, approvals, orders, authorizations or registrations, qualifications, designations, declarations or filings on the part of the Company or the Shareholders with any federal, national, provincial, state or local governmental authority or otherwise required in connection with the consummation of the transactions contemplated herein (the "COMPANY REQUIRED CONSENTS"), shall have been obtained prior to and be effective as of the Closing.

         4.12 COMPLIANCE WITH OTHER INSTRUMENTS. Neither the Company nor any of its Subsidiaries is in any violation, breach or Default of (a) any term of its charter, articles or bylaws, (b) in any material respect, any term or provision of any mortgage, indenture, contract, agreement or instrument to which it is a party or by which it may be bound or (c) any provision of any foreign or domestic, provincial, state, national or federal judgment, decree, order, statute, rule or regulation applicable to or binding upon it. Except as set forth on SCHEDULE 4.12, the execution, delivery and performance of and compliance with this Agreement and the consummation of the transactions contemplated hereby will not result in any such violation or Default, or be in conflict with or constitute, with or without the passage of time or the giving of notice or both, either a Default under the charter, articles or bylaws of the Company or any of its Subsidiaries, or any agreement or contract of the Company or any of its Subsidiaries, or, to the best of the Company's knowledge, a violation of any statutes, laws, Regulations or Court Orders, or an event which results in the creation of any lien, charge or Encumbrance upon any of the assets of the Company or any of its Subsidiaries.

         4.13 DISCLOSURE. No representation or warranty by the Company in this Agreement or in any statement or certificate signed by any officer of the Company furnished or to be furnished to the Purchaser pursuant to this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they are made, not misleading.

         4.14 GOVERNMENT CONTRACTS. Except as set forth on SCHEDULE 4.14:

             (a) The Company and its Subsidiaries have not received a final decision of a contracting officer or prime contractor asserting any claim or equitable adjustment against the Company or any of its Subsidiaries with respect to any Government Contract and there are no disputes between the Company or one of its Subsidiaries and the United States Government for any prime contract under the Contract Dispute Act or any other federal statute arising under or relating to any Government Contract that would, individually or in the aggregate have a Material Adverse Effect.

             (b) The Company and its Subsidiaries have not received any written notice of the intention of any contracting officer or prime contractor to terminate any Government Contract for either convenience or Default. The Company and its Subsidiaries have not received any show cause notices, cure notices, or negative determinations of responsibility with respect to any Government Contract in the last twelve months, and any notice or determination asserted prior thereto has been resolved to the Company's reasonable satisfaction.

             (c) The Company and its Subsidiaries have not asserted any claim or request for equitable adjustment requesting money, interpretation of contract terms, or other relief under any Government Contract in the last twelve months, and any claim or request asserted prior thereto has been resolved to the Company's reasonable satisfaction.

             (d) The Company and its Subsidiaries have not received written notice of any failure to comply in all material respects with the Truth in Negotiations Act (10 U.S.C. Section 2306a,

41 U.S.C. Section 254(d)) or to submit where required cost or pricing data that were accurate, complete and current.

             (e) The Company and its Subsidiaries have not received written notice that either the Company or any of its Subsidiaries or any of their directors, officers, employees, agents, or consultants is under administrative, civil, or criminal investigation, indictment or information, audit or internal investigation with respect to any irregularity, misstatement, or omission regarding any Government Contract.

             (f) The Company and its Subsidiaries have not received written notice that any suspension or debarment action has been commenced against the Company or any of its Subsidiaries with respect to any Government Contract.

             (g) The Company and its Subsidiaries have fully complied in all material respects with all of its obligations under applicable Government Contracts relating to any government furnished property or similar property or equipment owned by the United States or any state in the United States.

             (h) The Business has complied in all material respects with all Cost Accounting Standards and has accounted for all Government Contracts in accordance with disclosure statements furnished to and reviewed by the United States government or any state government.

             (i) The Company and its Subsidiaries possess all necessary security clearances and Permits for the execution of their obligations under any Government Contract.

         4.15 INSURANCE. Set forth on SCHEDULE 4.15 is a complete and correct list of all insurance policies of the Company and its Subsidiaries of any kind currently in force and also sets forth for each insurance policy the type of coverage, the name of the insureds, the insurer, the premium, the expiration date, the deductibles and loss retention amounts and the amounts of coverage.

         4.16 FINANCIAL STATEMENTS. SCHEDULE 4.16 sets forth the Company's unaudited balance sheet dated November 30, 2000 (the "BALANCE SHEET DATE") and the income statements and statements of changes in cash flows of the Company for the year ended November 30, 2000 (the "FINANCIAL STATEMENTS"), in the case of the year end Financial Statements, as audited by the Company Accountants. Such Financial Statements (a) were prepared in accordance with the books and records of the Company, (b) are true, correct and complete and present fairly the financial condition of the Company as of the dates therein indicated and the results of operations for the periods therein specified and (c) have been prepared in accordance with Canadian GAAP applied on a consistent basis, except for the omission of notes thereto and normal year-end audit adjustments. Specifically, but not by way of limitation, the balance sheet of the Financial Statements discloses all of the Company's material Debts, Capital Leases, Liabilities and obligations of any nature, whether due or to become due, as of the Balance Sheet Date (including, without limitation, absolute liabilities, accrued liabilities and contingent liabilities) to the extent such Debts, Capital Leases, Liabilities and obligations are required to be disclosed in accordance with Canadian GAAP. The Company has good and marketable title to all assets set forth on the balance sheet of the Financial Statements, except for such assets as have been spent, sold or transferred in the Ordinary Course of Business since the Balance Sheet Date.

         4.17 CERTAIN ACTIONS. Since the Balance Sheet Date, except as disclosed on SCHEDULE 2.6 or indebtedness that has been incurred with Parent's prior knowledge and consent, neither the Company nor any of its Subsidiaries has:

             (a) declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its shares;

             (b) incurred any indebtedness for money borrowed or incurred any other Liabilities individually in excess of U.S.$25,000 or in excess of U.S.$100,000 in the aggregate, other than U.S.$200,000 incurred since the Balance Sheet Date for payroll purposes;

             (c) made any loans or advances to any Person, other than ordinary advances for travel expenses;

             (d) sold, exchanged or otherwise disposed of any material assets or rights other than the sale of inventory in the Ordinary Course of its Business; or

             (e) entered into any transactions with any of its officers, directors or employees or any entity controlled by any of such individuals (other than employment, share purchase option, confidentiality, noncompetition and intellectual property rights agreements entered into in the Ordinary Course of Business and disclosed on SCHEDULE 4.9 hereto).

         4.18 ACTIVITIES SINCE BALANCE SHEET DATE. Since the Balance Sheet Date, there has not been:

             (a) any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the assets, properties, financial condition, operating results, prospects or business of the Company (as presently conducted and as presently proposed to be conducted);

             (b) any waiver by the Company or its Subsidiaries of a valuable right or of a material Debt owed to the Company or any of its Subsidiaries;

             (c) any satisfaction or discharge of any lien, claim or Encumbrance or payment of any obligation by the Company or its Subsidiaries, except such a satisfaction, discharge or payment made in the Ordinary Course of Business that is not material to the assets, properties, financial condition, operating results or business of the Company;

             (d) any material change or amendment to a material contract or arrangement by which the Company, one of its Subsidiaries or any of their assets or properties is bound or subject, except for changes or amendments which are expressly provided for or disclosed in this Agreement;

             (e) any material change in any compensation arrangement or agreement with any present or prospective employee, contractor or director not approved by the Company's Board of Directors; or

             (f) to the Company's knowledge, any other event or condition of any character which would materially and adversely affect the assets, properties, financial condition, operating results or business of the Company.

         4.19 TAXES.

             (a) DEFINITIONS. For purposes of this Agreement:

                 (i) the term "TAX" (including with correlative meaning, the terms "TAXES" and "TAXABLE") means (A) all federal, national, provincial, state, local, foreign and other net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall profits, customs, duties or other taxes, fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts with respect thereto, (B) any Liability for payment of amounts described in clause (A) whether as a result of transferee liability, of being a member of an affiliated, consolidated, combined or unitary group for any period, or otherwise through operation of law, and (C) any Liability for the payment of amounts described in clauses (A) or (B) as a result of any tax sharing, tax indemnity or tax allocation agreement or any other express or implied agreement to indemnify any other Person; and

                 (ii) the term "TAX RETURN" means any return, declaration, report, statement, information statement and other document required to be filed with respect to Taxes.

             (b) Each of the Company and its Subsidiaries has accurately prepared and timely filed all Tax Returns it is required to have filed. Such Tax Returns are accurate, complete and correct in all material respects and do not contain a disclosure statement under Section 6662 of the Code (or any predecessor provision or comparable provision of state, provincial, local or foreign law).

             (c) The Company and its Subsidiaries have paid all Taxes each is required to have paid.

             (d) Except as set forth on SCHEDULE 4.19(d):

                 (i) no claim has been made by any taxing authority in any jurisdiction where the Company or any of its Subsidiaries does not file Tax Returns that it is or may be subject to Tax by that jurisdiction; and

                 (ii) no extensions or waivers of statutes or periods of limitations with respect to the Tax Returns have been given by or requested from the Company or its Subsidiaries.

             (e) SCHEDULE 4.19(e) sets forth:

                 (i) the taxable years of the Company and its Subsidiaries as to which the applicable statutes or periods of limitations on the assessment and collection of Taxes have not expired;

                 (ii) those taxable years for which examinations by taxing authorities are presently being conducted;

                 (iii) those years for which notice of pending or threatened examination or adjustment has been received; and

                 (iv) those years for which required income Tax Returns have not yet been filed.

             (f) Except to the extent indicated in SCHEDULE 4.19(f), all deficiencies asserted or assessments made against the Company or its Subsidiaries as a result of any examinations by any taxing authority have been fully paid.

             (g) There are no liens for Taxes (other than for current Taxes not yet due and payable) upon the assets of the Company or its Subsidiaries.

             (h) Neither the Company nor any of its Subsidiaries is a party to or bound by any tax indemnity, tax sharing or tax allocation agreement.

             (i) Neither the Company nor any of its Subsidiaries is a party to or bound by any closing agreement or offer in compromise with any taxing authority.

             (j) Except to the extent indicated in SCHEDULE 4.19(j):

                 (i) neither the Company nor any of its Subsidiaries has ever been a member of an affiliated group of corporations, within the meaning of
Section 1504 of the Code (or any predecessor provision or comparable provision of state, provincial, local or foreign law), or a member of combined, consolidated or unitary group for state, provincial, local or foreign Tax purposes;

                 (ii) neither the Company nor any of its Subsidiaries has Liability for Taxes of any Person (other than the Company and its Subsidiaries) under Treasury Regulations Section 1.1502-6 (or any corresponding provision of state, provincial, local or foreign income Tax law), as transferee or successor, by contract, or otherwise;

                 (iii) neither the Company nor any of its Subsidiaries has filed a consent pursuant to the collapsible corporation provisions of Section 341(f) of the Code (or any corresponding provision of state, provincial, local or foreign income Tax law) or agreed to have Section 341(f)(2) of the Code (or any corresponding provision of state, provincial, local or foreign income Tax law) apply to any disposition of any asset owned by it; and

                 (iv) neither the Company nor any of its Subsidiaries has been a personal holding company under Section 542 of the Code.

             (k) Neither the Company nor any of its Subsidiaries has agreed to make, nor is it required to make, any adjustment under Sections 481(a) or 263A of the Code or any comparable provision of state, provincial or foreign tax laws by reason of a change in accounting method or otherwise. Neither the Company nor any of its Subsidiaries has taken action that is not in accordance with past practice that could defer a Liability for Taxes of the Company or any of its Subsidiaries from any taxable period ending on or before the Closing Date to any taxable period ending after such date.

             (l) Neither the Company nor any of its Subsidiaries is a party to any agreement, contract, arrangement or plan that has resulted or would result, separately or in the aggregate, in connection with this Agreement or any change of control of the Company, in the payment of any "excess parachute payments" within the meaning of Section 280G of the Code, other than an agreement, contract, arrangement or plan for which shareholder approval meeting the requirements of Code Section 280G(b)(5) has been or will be obtained prior to the Closing.

             (m) SCHEDULE 4.19(m) sets forth all foreign jurisdictions in which the Company or any of its Subsidiaries is subject to tax, is engaged in business or has a permanent establishment.

             (n) Neither the Company nor any of its Subsidiaries is a party to any joint venture, partnership, or other arrangement or contract which could be treated as a partnership for federal income tax purposes.

             (o) No material election with respect to Taxes of the Company or any of its Subsidiaries will be made by the Executives or the Company or any of its Subsidiaries after the date of this Agreement without the prior written consent of Purchaser.

             (p) None of the income recognized, for federal, national, state, provincial, local or foreign income tax purposes, by the Company or any of its Subsidiaries during the period commencing on the date hereof and ending on the Closing Date will be derived other than in the Ordinary Course of Business.

             (q) The provisions for Taxes currently payable on the Financial Statements are at least equal, as of the date thereof, to all unpaid Taxes of the Company and its Subsidiaries, whether or not disputed.

             (r) The Company and each of its Subsidiaries have withheld all Taxes required to be withheld from any payments made by each of them and have remitted such withheld Taxes on a timely basis to the appropriate governmental authorities.

         4.20 ENVIRONMENTAL MATTERS.

             (a) For the purposes of this SECTION 4.20:

                 (i) "CERCLA" means the U.S. Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Section 9601 et seq., as amended.

                 (ii) "DISPOSAL," "RELEASE" and "THREATENED RELEASE" shall have the definitions assigned thereto by CERCLA.

                 (iii) "ENVIRONMENT" means any ambient, workplace or indoor air, surface water, drinking water, groundwater, land surface, subsurface strata, river sediment, plant or animal life, natural resources, workplace, and real property and the physical buildings, structures, improvements and fixtures thereon.

                 (iv) "ENVIRONMENTAL LAWS" means all applicable state, federal, provincial laws relating to Hazardous Substances, toxic torts, occupational health and safety, or the Environment, including without limitation, the Resource Conservation and Recovery Act, CERCLA, the Clean Air Act, the Water Pollution Control Act, the Safe Drinking Water Act, and the Toxic Substances Control Act, and any requirements promulgated pursuant to these applicable laws or any analogous federal, state, provincial or local applicable laws.

                 (v) "ENVIRONMENTAL LIABILITIES" means all Liabilities of a Person (whether such Liabilities are owed by such Person to governmental authorities, third parties or otherwise) whether currently in existence or arising hereafter which arise under or relate to any Environmental Law.

                 (iv) "HAZARDOUS SUBSTANCE" means any substance or material: (i) the presence of which requires investigation or remediation under any applicable law; or (ii) that is defined as a "pollutant or contaminant," "solid waste," "hazardous waste" or "hazardous substance" under any applicable law; or (iii) that is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic or mutagenic or otherwise hazardous and is regulated by any governmental authority having or asserting jurisdiction over the Company; or
(iv) the presence of which causes a nuisance, trespass or other tortious condition; (v) the presence of which poses a hazard to the health or safety of Persons; or (vi) without limitation, that contains gasoline, diesel fuel or other petroleum hydrocarbons, polychlorinated biphenols (PCBs) or asbestos.

             (b) Except as disclosed in SCHEDULE 4.20(b), each of the Company and its Subsidiaries has obtained all approvals, authorizations, certificates, consents, licenses, orders and permits or other similar authorizations of all governmental authorities, or from any other Person, that are required under any Environmental Law, except for such approvals, authorizations, certificates, consents, license, orders and permits or other similar authorizations the failure of which to obtain would not have a Material Adverse Effect on the Company. SCHEDULE 4.20(b) sets forth all material Permits, licenses and other authorizations issued under any Environmental Law relating to the Company, any of its Subsidiaries or the Business.

             (c) Except as set forth in SCHEDULE 4.20(c), each of the Company and its Subsidiaries is in compliance with all terms and conditions of all Permits of all governmental authorities (and all other Persons) required under all Environmental Laws that are used in the Business or that relate to the Company or any of its Subsidiaries, except where the failure to be in compliance would not have a Material Adverse Effect on the Company. Each of the Company and its Subsidiaries is also in compliance with all other limitations, restrictions, conditions, standards, requirements, schedules and timetables required or imposed under all Environmental

Laws, except where the failure to be in compliance would not have a Material Adverse Effect on the Company.

             (d) Except as set forth in SCHEDULE 4.20(d), there are no past or present events, conditions, circumstances, incidents, actions or omissions relating to or in any way affecting the Company, any of the Subsidiaries or the Business that violate or may violate any Environmental Law after the Closing Date or that may give rise to any Environmental Liability, or otherwise form the basis of any claim, action, demand, suit, Proceeding, hearing, study or investigation (i) under any Environmental Law, (ii) based on or related to the manufacture, processing, distribution, use, treatment, storage (including without limitation underground storage tanks), disposal, transport or handling, or the emission, discharge, release or threatened release of any Hazardous Substance or (iii) resulting from exposure to workplace hazards, except where such events would not have a Material Adverse Effect on the Company.

             (e) During the period that the Company or one of its Subsidiaries has owned or leased its properties and facilities, (i) there have been no disposals, releases or threatened releases of Hazardous Substances on, from or under such properties or facilities and (ii) neither the Company nor one of its Subsidiaries, nor, to the Company's knowledge, any third party, has used, generated, manufactured or stored on, under or about such properties or facilities or transported to or from such properties or facilities any Hazardous Substances, except where such activities would not have a Material Adverse Effect on the Company. The Company has no knowledge of any presence, disposals, releases or threatened releases of Hazardous Substances on, from or under any of such properties or facilities, which may have occurred prior to the Company having taken possession of any of such properties or facilities.

             (f) The Company has delivered to Purchaser all material environmental documents, studies and reports relating to: (i) any facilities or real property ever owned, operated or leased by the Company or any of its Subsidiaries or (ii) any Environmental Liability of the Business, the Company or any of its Subsidiaries.

         4.21 EMPLOYEE BENEFITS.

             (a) For all purposes of this Agreement,

                 (i) "EMPLOYEE PENSION BENEFIT PLAN" means any employee pension benefit plan, as defined in Section 3(2) of ERISA, that is subject to Title IV of ERISA, or any other registered or unregistered employee pension, retirement, retirement savings, supplemental pension or other retirement plan, program, agreement or arrangement.

                 (ii) "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

                 (iii) "MULTIEMPLOYER PLAN" means a multiemployer plan, as defined in Section 3(37) and 4001(a)(3) of ERISA.

             (b) Except as set forth on SCHEDULE 4.21, the Company and its Subsidiaries do not currently sponsor, maintain or contribute to and has not ever sponsored, maintained, contributed to, or incurred an obligation to contribute to, any Employee Pension Benefit Plan on behalf of or with respect to any employee of the Company or its Subsidiaries. The Company and its Subsidiaries do not currently sponsor, maintain or contribute to any Multiemployer Plan covering its employees.

         4.22 PERMITS. SCHEDULE 4.22 sets forth a complete list of all Permits material to the operation of the Business or otherwise held by the Company or one of its Subsidiaries in connection with the Business, all of which are as of the date hereof, and all of which will be as of the Closing Date, in full force and effect. The Company and its Subsidiaries have, and at all times have had, all Permits required under any Regulation in the operation of the Business and owns or possesses such Permits free and clear of all Encumbrances except Permitted Encumbrances, and except such Permits the failure of which to obtain would not have a Material Adverse Effect on the Company. The Company and its Subsidiaries are not in material Default and has not received any notice of any claim of Default, with respect to any such Permit. Except as otherwise governed by law, all such Permits are renewable by their terms or in the Ordinary Course of Business without the need to comply with any special qualification procedures or to pay any amounts other than routine filing fees and will not be adversely affected by the completion of the transactions contemplated by this Agreement. Except as set forth on SCHEDULE 4.22, no present or former shareholder, director, officer or employee of the Company or any Affiliate thereof, or any other Person, owns or has any proprietary, financial or other interest (direct or indirect) in any Permit which the Company or any of its Subsidiaries owns, possesses or uses.

         4.23 INTERESTED PARTY TRANSACTIONS. Except as set forth SCHEDULE 4.23, no officer or director of any of the Company or any "affiliate" or "associate" (as those terms are defined in Rule 405 promulgated under the Act) of any such Person has had, either directly or indirectly, a material interest in: (a) any Person or entity which purchases from or sells, licenses or furnishes to the Company or any of its Subsidiaries any goods, property, technology, intellectual or other property rights or (b) any contract or agreement to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries may be bound or affected.

         4.24 COMPLIANCE WITH LAW. The Company and its Subsidiaries and the conduct of its business have not violated and are in compliance with all Regulations and Court Orders relating to the business or operations of the Company, except where such violation or failure to be in compliance would not have a Material Adverse Effect on the Company. The Company has not received any notice to the effect that, or otherwise been advised that, it is not in compliance in any material respect with any such Regulations or Court Orders, and the Company does not know of any existing circumstances that are likely to result in violations of any of the foregoing.

         4.25 CERTAIN BUSINESS PRACTICES. None of the directors, officers, agents or employees of the Company or any of its Affiliates has, in each case in connection with the business, (a) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses, including without limitation, expenses related to political activity, (b) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns, made any bribes or kickback payments or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, or (c) made any other unlawful payment.

         4.26 MINUTE BOOKS. The minute books of the Company and its Subsidiaries provided to Purchaser contain a complete summary of all meetings of directors and shareholders and all other corporate proceedings since the time of incorporation and reflect all transactions referred to in such books accurately in all material respects.

         4.27 LABOR MATTERS.

             (a) Neither the Company nor any of its Subsidiaries is bound by or subject to (and none of its assets or properties is bound by or subject to) any written or oral, express or implied, contract, commitment or arrangement with any labor union, and no labor union has requested or, to the knowledge of the Company, has sought to represent any of the employees, representatives or agents of Company or any of its Subsidiaries. There is no strike or other labor dispute involving the Company or any of its Subsidiaries pending, or to the knowledge of the Company, threatened, which could have a Material Adverse Effect on the Company, nor is the Company aware of any labor organization or employee bargaining agent involving its employees or the employees of any of its Subsidiaries.

             (b) SCHEDULE 4.27(b) sets forth the names of each of the key, exempt employees (I.E., those employees whose annual cash compensation exceeds U.S.$50,000 and who are considered "exempt" from the payment of overtime) of the Company and its Subsidiaries, and also sets forth the base payment made to such key employee each pay period as of the date hereof and projections for the current Company Fiscal Year of other incentive compensation (including bonuses) for each Person named therein. SCHEDULE 4.27(b) also lists as of the date hereof the names of all other employees of the Company and its Subsidiaries, the hourly pay rates of compensation and the job titles for all such employees, length of employment and whether on approved or statutory leave of absence. The Company is not aware that any officer or key employee, or that any group of key employees, intends to terminate his or her employment with the Company of any of its Subsidiaries, nor does the Company have a present intention to terminate the employment of any of the foregoing. SCHEDULE 4.27(b) also sets forth all employment, compensation, severance or termination agreements between the Company or any of its Subsidiaries and any employee of the Company or any of its Subsidiaries. To the Company's knowledge, no employee or director of the Company or any of its Subsidiaries is a party to, or is otherwise bound by, any nondisclosure, confidentiality, noncompetition, proprietary rights, employment, consulting or similar agreement, between such employee or director and any other Person that materially adversely affects or will affect the performance of his or her duties as an employee or director of the Company or any of its Subsidiaries.

             (c) No complaint, grievance, claim, work order or investigation has been filed, made or commenced against the Company or any Subsidiary pursuant to the Ontario Human Rights Code, the Occupational Health & Safety Act, the Workplace Safety and Insurance Act (Ontario), the Employment Standards Act or the Pay Equity Act, in each case of the Province of Ontario, or any similar legislation of Canada, the Province of Ontario or any other jurisdiction, except for such complaints, grievances, claims, work orders or investigations that have been resolved such that the Company will have no further liability to any third party.

         4.28 NO BROKERS. Except as set forth on SCHEDULE 4.28, none of the Company or any of the Company's Subsidiaries, officers, directors, employees or shareholders has entered into nor will enter into any contract, agreement, arrangement or understanding with any broker, finder or similar agent or any Person which will result in the obligation of Purchaser, Parent, the Company or any of their respective Affiliates to pay any finder's fee, brokerage fees or commission or similar payment in connection with the transactions contemplated hereby.

         4.29 BANK ACCOUNTS. SCHEDULE 4.29 contains a true, correct and complete list of all bank accounts maintained by the Company and its Subsidiaries, including each account number and the name and address of each bank and the name of each Person who has signature power with respect to each such account.

         4.30 COMPETITION ACT. The Company, together with its "affiliates" (as defined in the Competition ACT (Canada)), does not have assets in Canada, or gross revenues from sales in, from or into Canada, that exceed C$35,000,000 in aggregate value as determined in accordance with the Notifiable Transaction Regulations promulgated under the Competition Act (Canada).

         4.31 TRUST ACCOUNT. As of the Closing Date, the cash and other marketable securities in the Company's trust account maintained for the benefit of the clients of the Company on whose behalf the Company collects funds will equal or exceed the amount of the Liabilities of the Company to such clients. All funds collected by the Company on behalf of its clients are deposited in the trust account of the Company and are not commingled with other funds of the Company.

         4.32 PRIVATE COMPANY. The Company is not a reporting issuer (as defined in the Securities Act (Ontario)), there is not a published market for the Shares, and the number of holders of securities of the Shares is not more than fifty, exclusive of holders who are in the employment of the Company or an Affiliate of the Company, and exclusive of holders who were formerly in the employment of the Company or an Affiliate of the Company and who while in that employment were, and have continued after that employment to be, security holders of the Company.

         As a material inducement to Purchaser to enter into this Agreement, each of the Shareholders, severally as provided in ARTICLE IX, hereby represent and warrant to Purchaser as provided in SECTION 4.33 through 4.39, which representations and warranties are, as of the date hereof, and will be, as of the Closing Date, true, correct and complete:

         4.33 DUE AUTHORIZATION OF SHAREHOLDERS. Each of the Shareholders has all requisite power and authority, and has taken all action necessary, to execute, deliver and perform this Agreement, to consummate the transactions contemplated hereby, and to perform his, her or its obligations hereunder. This Agreement has been duly executed and delivered by each of the Shareholders and is a legal, valid and binding obligation of each of the Shareholders, enforceable against him or her in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting creditors' rights generally and except insofar as the availability of equitable remedies may be limited by applicable law.

         4.34 TITLE TO SHARES. Except as set forth on SCHEDULE 4.34, as of the date hereof, each Shareholder is the registered and sole beneficial owner of the Shares held by such Shareholder, with good and marketable title thereto, free and clear of any and all liens, security interests, pledges, mortgages, charges, limitation, claims, restrictions, rights of first refusal, rights of first offer, rights of first negotiation or other Encumbrance of any kind or nature whatsoever. Effective upon the Closing, each Shareholder will be the registered and sole beneficial owner of the Shares held by such Shareholder, with good and marketable title thereto, free and clear of any and all liens, security interests, pledges, mortgages, charges, limitation, claims, restrictions, rights of first refusal, rights of first offer, rights of first negotiation or other Encumbrance of any kind or nature whatsoever. Upon consummation of the purchase of the Shares from each Shareholder, Purchaser will acquire from such Shareholder good and marketable title to the Shares held by such Shareholder, free and clear of any and all liens, security interests, pledges, mortgages, charges, limitation, claims, restrictions, rights of first refusal, rights of first offer, rights of first negotiation or other Encumbrance of any kind or nature whatsoever.

         4.35 PROCEEDINGS REGARDING SHAREHOLDERS. There is no Proceeding pending against, or to each Shareholder's knowledge, currently threatened against or affecting, any Shareholder before any court or arbitrator or any governmental body, agency or official that challenges or seeks to prevent, enjoin, alter or materially delay the transactions contemplated by this Agreement.

         4.36 REPRESENTATIONS REGARDING PARENT SHARES. Each of the Accredited Shareholders, severally, but not jointly, hereby represent and warrant to Parent as follows:

             (a) INVESTIGATION; ECONOMIC RISK. Each of the Accredited Shareholders acknowledges that he has had an opportunity to discuss the business, affairs and current prospects of Parent with its officers. Each of the Accredited Shareholders further acknowledges having had access to information about Parent that it has requested. Each of the Accredited Shareholders acknowledges that he is able to fend for himself in the transactions contemplated by this Agreement and has the ability to bear the economic risks of holding Parent Shares pursuant to this Agreement.

             (b) PURCHASE FOR OWN ACCOUNT. The Parent Shares to be acquired by each of the Accredited Shareholders hereunder will be acquired for such Accredited Shareholder's own account, not as a nominee or agent, and not with a view to or in connection with the sale or distribution of any part thereof, except for such transfers made under an effective registration statement or such other transfer as may be in compliance with applicable securities laws as provided in an opinion, acceptable in form to Parent, delivered to Parent by counsel for the Accredited Shareholders prior to any such transfer.

             (c) RESTRICTIVE LEGENDS. It is understood by each of the Accredited Shareholders that each certificate representing the Restricted Parent Shares and any other securities issued in respect of the Restricted Parent Shares upon any stock split, stock dividend, recapitalization, merger or similar event shall be stamped or otherwise imprinted with a legend substantially in the following form:

             THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAWS OF

             ANY STATES. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THAT CERTAIN STOCK PURCHASE AGREEMENT, DATED AS OF DECEMBER 28, 2000, BY AND BETWEEN CITYSEARCH CANADA, INC., TICKETMASTER ONLINE-CITYSEARCH, INC., RESERVEAMERICA HOLDINGS, INC. AND THE SHAREHOLDERS THEREOF, THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM.

             (d) REMOVAL OF RESTRICTIVE LEGEND. The legends set forth above shall be removed by Parent upon request to do so from the holder thereof within five Business Days from any certificate evidencing Restricted Parent Shares, (i) with respect to the legend regarding the Act, upon the transfer of such Restricted Parent Shares in accordance with the Registration Statement or pursuant to an opinion of counsel, as reasonably requested by Parent, that such Restricted Parent Shares may be transferred in reliance upon an exemption from the Act and applicable Ontario securities laws and (ii) with respect to the lock-up, upon the transfer of such Restricted Parent Shares subsequent to the expiration of the Lock-Up Period.

         4.37. NON-RESIDENTS. SCHEDULE 4.37 lists each of the Shareholders that are not "non-residents" of Canada for the purposes of the Income Tax Act (Canada).

         4.38. COMMUNITY PROPERTY. Except for those Shareholders listed on
SCHEDULE 4.38, each Shareholder does not reside in and is not subject to the laws of a community property jurisdiction.

         4.39. SECURITIES ACT (ONTARIO). Each Shareholder is either resident outside Canada or, if not, is in Ontario or the last address of such Shareholder as shown on the books of the Company is in Ontario.

                                    ARTICLE V

                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

         Parent and Purchaser hereby jointly and severally represent and warrant to the Company and each of the Shareholders as follows:

         5.1 ORGANIZATION. Purchaser is a corporation duly incorporated and organized, and is validly existing and up-to-date in the filing of all corporate and similar returns under the laws of the Province of Ontario, its jurisdiction of incorporation, and has all requisite corporate power and capacity to own its properties and assets and to carry on its business as now conducted and as presently proposed to be conducted.

         5.2 DUE AUTHORIZATION. All corporate action on the part of each of Purchaser and Parent, its officers, directors and shareholders necessary for the authorization, execution and delivery of, and the performance of all obligations of each of Purchaser and Parent under this Agreement has been taken or will be taken prior to the Closing. This Agreement, when executed and delivered by each of Purchaser and Parent, will constitute a valid and legally binding obligation of each of Purchaser and Parent, subject, as to enforcement of remedies, to applicable bankruptcy, insolvency, moratorium, reorganization and similar laws affecting creditors' rights generally and to general equitable principles.

         5.3 NO CONFLICTS. Each of Purchaser and Parent is not in any violation, breach or Default of any term of its charter or bylaws or in any material respect of any term or provision of any mortgage, indenture, contract, agreement or instrument to which the either Purchaser or Parent is a party or by which it may be bound, or of any provision of any foreign or domestic state or federal judgment, decree, Court Order, statute, rule or Regulation applicable to or binding upon Purchaser or Parent. The execution, delivery and performance of and compliance with this Agreement and the consummation of the transactions contemplated hereby will not result in any such violation or Default, or be in conflict with or constitute, with or without the passage of time or the giving of notice or both, either a Default under the Purchaser's or Parent's charter or bylaws, or any agreement or contract of Purchaser or Parent, or, to the best of Purchaser's or Parent's knowledge, as the case may be, a violation of any statutes, laws, Regulations or Court Orders, or an event which results in the creation of any lien, charge or Encumbrance upon any of Purchaser's or Parent's assets.

         5.4. CONSENTS AND APPROVALS. Except for filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements, of state or provincial securities laws and the Investment Canada Act (Canada), no consent, approval or authorization of, declaration to, or filing or registration with, any governmental or regulatory authority, or any other Person, is required to be made or obtained by Purchaser or Parent in connection with the execution, delivery and performance by Purchaser or Parent of this Agreement and the consummation of the transactions contemplated hereby.

         5.5. LITIGATION. Except as disclosed in the Parent SEC Documents, there is no Proceeding pending, or to the knowledge of Purchaser or Parent, threatened or anticipated against or affecting Purchaser or Parent which has or might be reasonably expected to have a Material Adverse Effect on Purchaser or Parent or on the ability of Purchaser or Parent to perform any of its obligations hereunder or on the consummation of the transactions contemplated by this Agreement.

         5.6. NO BROKERS. Neither Purchaser nor Parent nor any of their respective partners, Representatives or Affiliates has entered into nor will enter into any contract, agreement, arrangement or understanding with any broker, finder or similar agent or any Person which will result in the obligation of the Company or the Shareholders to pay any finder's fee, brokerage fees or commission or similar payment in connection with the transactions contemplated hereby.

         5.7. VALID ISSUANCE OF STOCK. The Parent Shares to be issued hereunder, when issued and delivered in accordance with the terms of this Agreement, will be duly and validly issued, fully paid and non assessable, free and clear of all liens, claims, Encumbrances and adverse interests of any kind, except for such Encumbrances as may have been created by the Shareholders. All Parent Shares upon issuance will have the rights, privileges and preferences set forth in Parent's Certificate of Incorporation and Bylaws for such class of shares. The Parent

Shares will be issued in compliance with or pursuant to exemptions from applicable federal and state securities laws and applicable Canadian securities laws.

         5.8 SEC FILINGS. Parent has filed each Parent SEC Document which Parent was required to file with the SEC since December 31, 1998. As of their respective dates or, in the case of registration statements, their effective dates (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing), none of the Parent SEC Documents (including all schedules thereto and documents incorporated by reference therein) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and the Parent SEC Documents complied when filed in all material respects with the then applicable requirements of the Act or the Exchange Act, as the case may be, and the rules and regulations promulgated by the SEC thereunder.

         5.9 CONDUCT OF BUSINESS. Except as disclosed in the Parent SEC Documents filed during the calendar year 2000, Parent has conducted its business only in the Ordinary Course and there has not been, since the last such filing, any event, change or effect that has had or could reasonably be expected to have a Material Adverse Effect on Parent.

         5.10 FINANCIAL STATEMENTS. The financial statements of Parent included in any Parent SEC Document filed in 1999 and 2000 complied as to form in all material respects with the then applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, were prepared in accordance with U.S. GAAP applied on a consistent basis during the periods involved (except as may have been indicated in the notes thereto or, the case of the unaudited statements, as permitted by Form 10-Q promulgated by the SEC) and fairly present (subject, in the case of the unaudited statements, to normal, year-end audit adjustments) the consolidated financial position of Parent and its consolidated Subsidiaries as at the respective dates thereof and the consolidated results of their operations and cash flows for the respective periods then ended. Except as disclosed in any Parent SEC Document, neither Parent nor any of its Subsidiaries has any liabilities, accrued, contingent or otherwise, that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on Parent.

                                   ARTICLE VI

                                CERTAIN COVENANTS

         6.1 CONDUCT OF THE BUSINESS. From the date hereof until the Closing Date, the Company will conduct its business in the Ordinary Course and use its commercially reasonable efforts, without paying or increasing the compensation, payments, remuneration or fees payable to any Person other than in the Ordinary Course of Business, to preserve intact its business organizations and relationships and goodwill with third parties. Without limiting the generality of the foregoing, from the date hereof until the Closing Date:

             (a) Without the Purchaser's prior consent (which consent shall not be unreasonably withheld or delayed), neither the Company nor any of its Subsidiaries will and will not agree to:

                 (i) purchase or otherwise acquire assets from any other Person, or sell or transfer any assets of its business, other than in the Ordinary Course of Business;

                 (ii) incur any Liability, except Liabilities (A) incurred in the Ordinary Course of Business where the aggregate dollar amount of all such Liabilities incurred does not exceed U.S.$25,000, (B) incurred pursuant to existing obligations of the Company that are disclosed in the Schedules hereto,
(C) incurred for payroll purposes where the aggregate dollar amount of all such Liabilities incurred does not exceed U.S.$300,000 or (D) expressly contemplated by the terms of this Agreement;

                 (iii) amend or modify in any material respect or terminate any Material Contract or any other contract entered into by the Company after the date hereof which, if in existence on the date hereof, would be considered a Material Contract;

                 (iv) make or commit to make any capital expenditure, or group of related capital expenditures, in excess of U.S.$25,000, other than (A) capital expenditures set forth on SCHEDULE 6.1 and (B) capital expenditures expressly required under any Material Contract;

                 (v) hire or make an offer to hire any full-time employee; PROVIDED, HOWEVER, that this restriction will not apply to any part-time call center personnel; or

                 (vi) fail to inform Purchaser of any material issues being investigated by the Company and its independent auditors in connection with the preparation and finalization of the Company's audited financial statements as provided in SECTION 6.12.

             (b) Each of the Company and its Subsidiaries will:

                 (i) (A) maintain its assets in the Ordinary Course of Business in reasonably serviceable operating order and condition, reasonable wear and tear, damage by fire and other casualty excepted, (B) promptly repair, restore or replace any material assets in the Ordinary Course of Business and (C) upon any damage, destruction or loss to any of such assets, apply any and all insurance proceeds received with respect thereto to the prompt repair, replacement and restoration thereof to the condition of such assets before such event to the extent reasonably practicable;

                 (ii) comply with all material applicable laws;

                 (iii) not allow any liens for taxes to be placed on any of its assets, except for liens arising from taxes which are due but not yet payable;

                 (iv) use its commercially reasonable efforts to obtain, prior to the Closing Date, all Company Required Consents;

                 (v) promptly notify Purchaser in writing if it has knowledge of any action, event, condition or circumstance, or group of actions, events, conditions or circumstances that materially affect the Business of the Company, other than changes in general economic conditions;

                 (vi) promptly notify Purchaser in writing of the commencement of any Proceeding by or against the Company, or of becoming aware of any material claim, action, suit, inquiry, proceeding, notice of violation, subpoena, government audit or disallowance that could reasonably be expected to result in a Proceeding; and

                 (vii) pay accounts payable and pursue collection of its accounts receivable in the Ordinary Course of Business.

         6.2 FURTHER ASSURANCES. The parties hereto shall execute and deliver such other documents, certificates, agreements and other writings and shall take such other actions as may be reasonably necessary or desirable (including, without limitation, obtaining the Company Required Consents and any consent or approvals required to be obtained by Purchaser or Parent and making necessary filings with all governmental authorities) in order to consummate or implement expeditiously the transactions contemplated by this Agreement. Notwithstanding the foregoing, no party hereto shall have any obligation to expend any funds or to incur any other obligation in connection with the consummation of the transactions contemplated hereby (including, by way of illustration only, any payment in connection with obtaining the Company Required Consents) other than normal out-of-pocket expenses (such as fees and expenses of counsel and accountants) reasonably necessary to consummate such transactions.

         6.3 CONFIDENTIALITY; PUBLIC ANNOUNCEMENTS. The parties hereto shall use their best efforts to keep this Agreement and the execution and terms hereof confidential, and shall consult with each other before issuing any press release or making any public statement with respect to this Agreement or the transactions contemplated hereby. The parties may, however, disclose such matters to its directors, officers, executive employees and professional advisors and those of prospective financing sources to such extent as may be reasonable for the negotiation, execution and consummation of this Agreement. Each party shall keep confidential all information concerning the other obtained pursuant to this Agreement and shall not use such information except in connection with the transactions set forth herein. If for any reason such transactions shall not be consummated, each party will return all such information (including all copies thereof) regarding the other, to the other party. The foregoing obligations of confidentiality in this SECTION 6.3 do not pertain to the disclosure of information which is available publicly, is required to be disclosed by any court or any party discloses, upon advice of counsel, in order to comply with applicable law. The parties hereto recognize and agree that in the event of a breach by a party of this section, money damages would not be an adequate remedy to the injured party for such breach and, even if money damages were adequate, it would be impossible to ascertain or measure with any degree of accuracy the damages sustained by such injured party therefrom. Accordingly, if there should be a breach or threatened breach by a party of the provisions of this section, the injured party shall be entitled to an injunction restraining the breaching party from any breach without showing or proving actual damage sustained by the injured party. Nothing in the preceding sentence shall limit or otherwise affect any remedies that a party may otherwise have under applicable law. Notwithstanding the foregoing, Purchaser and Parent agree that the Company may inform its customers and clients of the transactions contemplated hereby after the close of trading on the NASDAQ National Market one day prior to the issuance of any press release announcing the transactions contemplated hereby.

         6.4. ANCILLARY AGREEMENTS. In connection with the transactions contemplated hereby, Purchaser and the Company will enter into the Employment Agreements with each of the Executives.

         6.5 INSPECTION. Subject to confidentiality obligations and similar restrictions that may be applicable to information furnished to the Company by third parties that may be in the Company's possession from time to time (including restrictions on the disclosure of government-classified information), prior to the Closing, the Company shall allow Purchaser and its accountants, counsel and other representatives reasonable access, during normal business hours, by advance arrangement with the Company's management and in the presence of representatives of the Company and in such manner so as not to interfere unduly with the Company's operations, to all of the properties, books, contracts, commitments, tax returns and records of its business and appropriate officers and employees, and shall furnish such representatives, at Purchaser's expense for copying only, with all financial and operating data and other information concerning its affairs as Purchaser may reasonably request.

         6.6. NOTIFICATION OF CERTAIN MATTERS.

             (a) The Company and the Named Shareholders shall give prompt notice to Purchaser of (i) the occurrence, or failure to occur, of any event which occurrence or failure would be likely to cause any representation or warranty of the Company or Named Shareholders contained in this Agreement or in any Ancillary Agreement, exhibit or schedule to be untrue or inaccurate in any material respect and (ii) any material failure of the Company or any of its Affiliates or the Named Shareholders to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it under this Agreement or any Ancillary Agreement, exhibit or schedule; PROVIDED, HOWEVER, that such disclosure shall not be deemed to cure any breach of a representation, warranty, covenant or agreement or to satisfy any condition. The Company and the Named Shareholders shall promptly notify Purchaser of the threat or commencement of any Proceeding, or any development that occurs before the Closing that could in any way result in a Material Adverse Effect on the Company.

             (b) Each of Purchaser and Parent shall give prompt notice to the Company of (i) the occurrence, or failure to occur, of any event which occurrence or failure would be likely to cause any representation or warranty of Purchaser or Parent contained in this Agreement or in any Ancillary Agreement, exhibit or schedule to be untrue or inaccurate in any material respect and (ii) any material failure of Purchaser Parent or any of their respective Affiliates or Representatives, as applicable, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it under this Agreement or any Ancillary Agreement, exhibit or schedule; PROVIDED, HOWEVER, that such disclosure shall not be deemed to cure any breach of a representation, warranty, covenant or agreement or to satisfy any condition. Each of Purchaser and Parent shall promptly notify the Company of the threat or commencement of any Proceeding, or any development that occurs before the Closing that, to Purchaser's or Parent's knowledge, could in any way result in a Material Adverse Effect on Purchaser or Parent.

         6.7. NON-EXECUTIVE EMPLOYEE MATTERS. Purchaser or Parent intends to continue the employment with the Company of all non-Executive employees of the Company on an at-will basis at the Closing at the same compensation levels such employees received in the Company

Fiscal Year prior to the Closing. The Company and the Shareholders shall each use their best efforts to assist Purchaser in continuing the employment of such employees of the Company. In addition, promptly after the Closing, at Purchaser's sole discretion, those non-Executive employees of the Company identified by Purchaser in its reasonable discretion will be granted options to purchase Parent Shares in amounts commensurate with those options provided to similarly situated employees of Parent, such amount to be determined by Purchaser in its reasonable discretion. In addition, in accordance with Parent's normal compensation and review process, those non-Executive employees of the Company identified by Purchaser in its reasonable discretion will receive annual salary adjustments and Parent Share option awards commensurate with other employees of Parent in the same general positions and geographic locations.

         6.8. BUDGETING AND TRANSITIONAL MATTERS.

             (a) Purchaser and the Company acknowledge and agree that, promptly following the Closing (with respect to the 2001 Fiscal Year) and prior to the beginning of the 2002 Fiscal Year (with respect to the 2002 Fiscal Year), the parties will jointly prepare an operating plan for the Company that will include minimum and maximum working capital and capital expenditure resources and an annual budget for any applicable Fiscal Years; PROVIDED, HOWEVER, that Purchaser shall have the right to approve the final operating plan in its discretion. The parties agree that Purchaser shall have the right to (a) in its sole discretion, prevent the Company from entering into agreements with any Persons with respect to ticketing, hotel reservations and off season call markets, (b) increase employee compensation by up to an aggregate of U.S.$1,000,000 in each of the 2001 and 2002 Fiscal Years and (c) transfer the rights and obligations of the Company's existing ticketing, hotel reservation and off season call center service contracts (or the relevant portions of contracts which include campground reservation rights and the transferred rights) to other Purchaser Affiliates. None of the foregoing actions by Purchaser shall give rise to any claim by the Company or the Shareholders that such actions have affected or impaired the ability of the Shareholders to earn all or any portion of the maximum Earn-Out Amounts for each of the 2001 and 2002 Fiscal Years.

             (b) The parties agree that, promptly after the Closing Date, Purchaser will change the fiscal year of the Company from a November 30 year-end to a December 31 year-end. In connection therewith, each of the parties acknowledges that any EBITDA generated by the Company or its Subsidiaries in December 2000 will not be taken into account in calculating the Earn-Out Amount for the Fiscal Year ending December 31, 2001.

             (c) Purchaser, Parent and the Company acknowledge and agree that, promptly following execution of this Agreement, through Closing and continuing after the Closing, the parties will jointly prepare a technology staffing and implementation plan for the Company that will set forth changes to the Company's technology personnel and technology development efforts post-Closing. The plan will be jointly prepared by the parties; PROVIDED, HOWEVER, that Purchaser and Parent shall have the right to approve the final technology plan in their sole discretion. In addition, Parent reserves the right, in its sole discretion, to appoint new senior personnel for the Company post-Closing and to remove Company personnel post-Closing. Further, the Company reserves the right, in its sole discretion, to appoint a Chief Operating Officer and such other appropriate senior management for the Company. The Chief Operating

Officer will report to the Chief Executive Officer of the Company and will have such direct reports as are mutually agreed upon by the Chief Executive Officer and Parent. The Company and the Shareholders acknowledge and agree that none of the foregoing actions by Purchaser and Parent shall give rise to any claim by the Company or the Shareholders that such actions have affected or impaired the ability of the Shareholders to earn all or any portion of the maximum Earn-Out Amounts for each of the 2001 and 2002 Fiscal Years; PROVIDED that Purchaser and Parent use commercially reasonable efforts to make any and all decisions to take any and all of the foregoing actions with the intent of maintaining or improving the EBITDA generating capacity of the Company.

         6.9. REGISTRATION STATEMENT.

             (a) Parent shall promptly prepare at its sole expense, with the cooperation of the Accredited Shareholders with respect to information relating to the Accredited Shareholders or their sale of Parent Shares, and Parent at its sole expense shall file with the SEC prior to the expiration of the Lock-Up Period, a Registration Statement on Form S-3 or other appropriate short-form registration statement (the "US REGISTRATION STATEMENT") under the Act, with respect to the Restricted Parent Shares.

             (b) Parent, with the cooperation of the Accredited Shareholders with respect to information relating to the Accredited Shareholders or their sale of such Parent Shares, shall cause the US Registration Statement to comply as to form in all material respects with the applicable provisions of the Act and the rules and regulations thereunder. Parent shall use all reasonable efforts, and the Accredited Shareholders will cooperate with Parent, to have the US Registration Statement declared effective by the SEC prior to the expiration of the Lock-Up Period. Parent shall use its commercially reasonable efforts to obtain, prior to the effective date of the US Registration Statement, all necessary state securities law or "Blue Sky" permits or approvals required to carry out the sale of such Parent Shares by the Accredited Shareholders and will pay all expenses incident thereto.

             (c) Parent agrees that the US Registration Statement and each amendment or supplement thereto at the time it is filed or becomes effective, will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and indemnifies and holds harmless the Accredited Shareholders with respect to any breach of the foregoing; PROVIDED, HOWEVER, that the foregoing shall not apply to the extent that any such untrue statement of a material fact or omission to state a material fact was made by Parent in reliance upon and in conformity with written information concerning the Accredited Shareholders furnished to Parent by the Accredited Shareholders specifically for use in the US Registration Statement or any amendment thereto, and the Accredited Shareholders and their counsel have been given reasonable opportunity to review the US Registration Statement or any amendment thereto prior to filing.

             (d) Parent shall advise the Accredited Shareholders, promptly after it receives notice thereof, of the time when the US Registration Statement has become effective. Parent shall cause the US Registration Statement to remain effective until the earlier of (1) the date at which all of the Restricted Parent Shares have been sold by the Accredited Shareholders or (2) twelve months following the Registration Date (the "EFFECTIVE PERIOD"). Parent at its expense shall provide the shareholders with such number of copies of the US Registration Statement and any amendments thereto as any Accredited Shareholder may reasonably request from time to time.

             (e) The Accredited Shareholders agree that (A) the written information provided by each of them for inclusion in the US Registration Statement and each amendment or supplement thereto at the time it is filed or becomes effective, will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and (B) such Accredited Shareholders, upon notification from Parent, shall not use the US Registration Statement to effect sales of Parent Shares for any reasonable time period during which Parent is amending the US Registration Statement to reflect material developments, as specified in the notice from Parent.

             (f) With a view to making available the benefits of certain rules and regulations of the SEC which may at any time permit the sale of the Parent Shares to the public without registration, or pursuant to a registration on Form S-3, for a period of three (3) years following the Closing Date, Parent agrees to use its reasonable best efforts to:

                 (i) Make and keep public information available, as those terms are understood and defined in Rule 144 promulgated under the Act, at all times after the share purchase;

                 (ii) File with the SEC in a timely manner all reports and other documents required of Parent under the Act and the Exchange Act; and

                 (iii) So long as an Accredited Shareholder or its assignee or transferee who is identified to Parent in writing ("ACCREDITED HOLDER") owns any Parent Shares, and Parent has been notified of the name, address and holdings of such Accredited Holder, to furnish to that Accredited Holder forthwith upon request a written statement by Parent as to its compliance with the reporting requirements of said Rule 144, and of the Act and the Exchange Act, a copy of the most recent annual or quarterly report of Parent, and such other reports and documents of Parent as such Accredited Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing such Accredited Holder to sell any such Parent Shares without registration.

             (g) (i) To the extent permitted by law, Parent will indemnify and hold harmless each Shareholder, any underwriter (as defined in the Act) for such Shareholder, its officers, directors, shareholders or partners and each person, if any, who controls such Shareholder or underwriter within the meaning of the Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations with respect to the Registration Statement (collectively, a "VIOLATION"): (A) any untrue statement or alleged untrue statement of a material fact, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (B) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading or (C) any violation or alleged violation by Parent of the Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Act, the Exchange Act or any state securities law; and Parent will pay to each such Shareholder (and its officers, directors, stockholders or partners), underwriter or controlling person, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; PROVIDED, HOWEVER, that the indemnity agreement contained in this SECTION 6.9(g)(i) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of Parent; nor shall Parent be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon (1) a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in the Registration Statement by any such Shareholder or (2) a Violation that would not have occurred if such Shareholder had delivered to the purchaser the version of the prospectus most recently made available by Parent to the Shareholder as of the date of such sale.

                 (ii) To the extent permitted by law, each selling Shareholder, severally and not jointly, will indemnify and hold harmless Parent, each of its directors, each of its officers who has signed the Registration Statement, each person, if any, who controls Parent within the meaning of the Act, any underwriter, any other Shareholder selling securities pursuant to the Registration Statement and any controlling person of any such underwriter or other Shareholder, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation (which includes without limitation the failure of the Shareholder to comply with the prospectus delivery requirements under the Act, and the failure of the Shareholder to deliver the most current prospectus made available by Parent prior to such sale), in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Shareholder expressly for use in the Registration Statement or such Violation is caused by the Shareholder's failure to deliver to the purchaser of the Shareholder's Parent Share the most current version of the prospectus (or amendment or supplement thereto) that had been made available to the Shareholder by Parent; and each such Shareholder will pay any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this SECTION 6.9(g)(ii) in connection with investigating or defending any such loss, claim, damage, liability, or action; PROVIDED, HOWEVER, that the indemnity agreement contained in this SECTION 6.9(g)(ii) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Shareholder. The aggregate indemnification and contribution liability of each shareholder under this SECTION 6.9(g)(ii) shall not exceed the net proceeds received by such Shareholder in connection with sale of shares pursuant to the Registration Statement.

                 (iii) Each Person entitled to indemnification under this
SECTION 6.9(g) (for purposes of this SECTION 6.9(g), the "REGISTRATION INDEMNIFIED PARTY") shall give notice to the party required to provide indemnification (the "REGISTRATION INDEMNIFYING PARTY") promptly after such Registration Indemnified Party has actual knowledge of any claim as to which indemnity may be sought and shall permit the Registration Indemnifying Party to assume the defense of any such claim and any litigation resulting therefrom; PROVIDED, that counsel for the Registration Indemnifying Party who conducts the defense of such claim or any litigation resulting therefrom shall be approved by the Registration Indemnified Party (whose approval shall not unreasonably be withheld), and the Registration Indemnified Party may participate in such defense at such party's expense; PROVIDED FURTHER, that the failure of any Registration Indemnified Party to give notice as provided herein shall not relieve the Registration Indemnifying Party of its obligations under this SECTION 6.9(g) unless the Registration Indemnifying Party is materially prejudiced thereby. No Registration Indemnifying Party, in the defense of any such claim or litigation, shall (except with the consent of each Registration Indemnified Party) consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Registration Indemnified Party of a release from all liability in respect to such claim or litigation. Each Registration Indemnified Party shall furnish such information regarding itself or the claim in question as a Registration Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with the defense of such claim and litigation resulting therefrom.

                 (iv) To the extent that the indemnification provided for in this SECTION 6.9(g) is held by a court of competent jurisdiction to be unavailable to a Registration Indemnified Party with respect to any loss, liability, claim, damage or expense referred to herein, then the Registration Indemnifying Party, in lieu of indemnifying such Registration Indemnified Party hereunder, shall contribute to the amount paid or payable by such Registration Indemnified Party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the Registration Indemnifying Party on the one hand and of the Registration Indemnified Party on the other in connection with the statements or omissions which resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations. The relative fault of the Registration Indemnifying Party and of the Registration Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Registration Indemnifying Party or by the Registration Indemnified Party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         6.10. RELEASE.

             (a) From and after the Closing Date, each Shareholder finally and forever releases Purchaser, Parent and the Company, and their respective successors, assigns, officers, directors, agents, servants, employees and all Affiliates and Subsidiaries, past and present, of Purchaser, Parent and the Company (the "RELEASEES") from each and every agreement, commitment, indebtedness, obligation and claim of every nature and kind whatsoever, known or unknown, suspected or unsuspected (each, a "CLAIM" and collectively, the "CLAIMS") that (A) such Shareholder may have had in the past, may have as of the date hereof or, to the extent arising from or in connection with any act, omission or state of facts taken or existing on or prior to the date hereof, may have after the date hereof against any of the Releasees and (B) has arisen or arises directly out of, or relates directly to, such Shareholder's interest as a shareholder, director, officer and/or employee of the Company, except (1) such Claims as are contemplated by this Agreement (including, without limitation, such Shareholder's rights pursuant to SECTION 6.9) and (2) Claims for indemnification that such Shareholder may have under the Company's charter or bylaws (such Claims being the "RELEASED CLAIMS"). Each Shareholder acknowledges his, her or its understanding that the facts in respect of which this release is given may hereafter be determined to be other than or different from the facts now known or believed by such Shareholder, and such Shareholder hereby accepts and assumes the risks of the facts being different and agrees that this release shall be and remain, in all respects, effective and not subject to termination or rescission by reason of any such difference in facts. Specifically, each Shareholder hereby expressly waives any and all rights under
Section 1542 of the California Civil Code with respect to the Released Claims, which reads in full as follows:

             SECTION 1542. GENERAL RELEASE. A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

Each Shareholder acknowledges that he, she or it has separately bargained for the foregoing waiver of Section 1542. The parties hereto intend that the provisions regarding the Released Claims be construed as broadly as possible, and incorporate herein similar federal, national, state, provincial or other laws, all of which, with respect to the Released Claims, are similarly waived by each Shareholder.

             (b) From and after the Closing Date, except with respect to any Liabilities to be paid to any Shareholder by Parent pursuant to this Agreement, each Shareholder covenants and agrees to waive and release the right to receive any and all amounts due to such Shareholder pursuant to Liabilities of the Company by reason of any agreement between the Company and such Shareholder on or before the Closing Date or otherwise. Each Shareholder shall have caused all indebtedness owed to the Company by such Shareholder or any Affiliate of such Shareholder to be paid in full prior to the Closing. In addition, each Shareholder covenants and agrees to take any and all actions as may be necessary to effect the release of indebtedness contemplated hereby, in form reasonably satisfactory to Purchaser.

             (c) Except with respect to each Shareholder's right, as of the Closing Date, to receive a portion of the Aggregate Consideration in exchange for his, her or its shares of the Company as provided herein, each Shareholder hereby acknowledges that, as of the Closing Date, such Shareholder will have no ongoing interest in the Company, financial or otherwise, by reason of ownership of the shares of the Company or otherwise.

         6.11. LOCK-UP. Except for transfers between the Accredited Shareholders in accordance with U.S. and Canadian securities laws and pursuant to an opinion of counsel reasonably satisfactory to Parent if requested, each Accredited Shareholder agrees that he, she or it will not offer to sell, contract to sell, or otherwise sell, dispose of, loan, pledge or grant any rights with respect to (collectively, a "DISPOSITION") any Restricted Parent Shares during the Lock-Up Period; PROVIDED, HOWEVER, that nothing in this SECTION 6.11 shall prohibit such Accredited Shareholders from exchanging his, her or its Restricted Parent Shares for interests in a diversified exchange fund; PROVIDED that any such exchange is done in accordance with applicable securities laws. Each Accredited Stockholder also consents to the entry of stop transfer instructions by Parent's transfer agent and registrar prohibiting the transfer of any

Restricted Parent Shares held by such Accredited Shareholder except in compliance with the foregoing restrictions.

         6.12. FINANCIAL STATEMENTS. The Company shall, and the Shareholders shall cause the Company to, no later than one (1) day prior to the Closing Date, deliver to Purchaser audited financial statements of the Company and its Subsidiaries as of and for the fiscal year ended November 30, 2000.

         6.13. SOLICITATION OF SHAREHOLDERS AND WARRANT HOLDERS.

             (a) As promptly as practicable following the date hereof, the Company shall send to all shareholders of the Company information soliciting such holders to sell all of their outstanding shares of the Company to Purchaser pursuant to the terms of this Agreement, as evidenced by execution of this Agreement by such shareholder at least five (5) days prior to the Closing Date. Purchaser agrees to cooperate with the Company, as requested by the Company, in the solicitation of the security holders of the Company as provided in this
SECTION 6.13(a).

             (b) As promptly as practicable following the date hereof, the Company shall send to all holders of Warrants of the Company (each a "HOLDER" and collectively, the "HOLDERS") information soliciting such Holder to (i) exercise such Warrants prior to the Closing Date and (ii) sell all of their Warrant Class B Shares and Warrant Common Shares issued upon such exercise to Purchaser pursuant to the terms of this Agreement, and for the full consideration for Class B Shares and Common Shares provided herein, as evidenced by execution of this Agreement by such Holder as a "Shareholder" at least five
(5) days prior to the Closing Date. In connection therewith, the Company agrees to offer to each such Holder the right to finance the exercise of such Warrants by accepting a loan of the funds necessary for such exercise and executing a
Note in favor of the Company for the full exercise price of such Warrants, such Note to be repaid in full, pursuant to its terms, from the portion of the Cash Consideration payable to such Holder pursuant hereto. Purchaser agrees to cooperate with the Company, as requested by the Company, in the solicitation of the Holder as provided in this SECTION 6.13(b).

         6.14. SOFTWARE COMPLIANCE. The parties agree that, within thirty (30) days of the Closing Date, Purchaser shall cause the Company to be brought into compliance with respect to the license agreements pursuant to which the Company has licensed the software listed on SCHEDULE 6.14. The Shareholders shall be responsible for all costs related to bringing the Company into compliance pursuant to this SECTION 6.14. The parties estimate that such compliance will cost approximately $200,000 (the "COMPLIANCE ESTIMATE"), which amount shall be deducted from the Cash Consideration paid at the Closing pursuant to ARTICLE II pro rata based on each Shareholder's percentage ownership of the Company immediately prior to the Closing Date, as reflected on SCHEDULE I attached hereto, as amended immediately prior to the Closing. To the extent that the actual cost of bringing the Company into compliance (the "ACTUAL COMPLIANCE COST") is more than $5,000 greater than the Compliance Estimate, the Shareholders' Representative and Purchaser shall jointly notify the Escrow Agent to release funds from the Escrow Account to Purchaser in the amount of such excess, to be borne by the Shareholders pro rata. To the extent that the Actual Compliance Cost is more than $5,000 less than the Compliance Estimate, Purchaser shall pay such difference to the Escrow Account for the benefit of the Shareholders PRO RATA, subject to the terms of the Escrow Agreement.

         6.15. UPDATING SCHEDULES. The Company shall deliver to Purchaser, no later than three (3) days prior to the Closing Date, a written update or supplement to the Schedules reflecting events occurring and contracts and agreements executed or to be executed from the date hereof through the Closing Date and any corrections required to be made to the Schedules. To the extent that the Schedules are updated, corrected or supplemented, the Schedules shall be deemed to be amended as of the Closing Date to include the information set forth on such updated, corrected or supplemental Schedules; PROVIDED, HOWEVER, that (a) if there are any matters or events reflected on such updated, corrected or supplemental Schedules that could reasonably be expected to have a Material Adverse Effect on the Company, then Purchaser shall not be obligated to close the transactions contemplated hereby pursuant to SECTION 7.3(p) and (b) for all purposes of ARTICLE IX, the representations and warranties shall only be qualified by the Schedules as of the date hereof and shall not be qualified by any updated, corrected or supplemental Schedules.

                                   ARTICLE VII

                              CONDITIONS TO CLOSING

         7.1. CONDITIONS TO EACH PARTY'S OBLIGATIONS. The respective obligations of each party hereto to consummate the transactions provided for hereby are subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions:

             (a) No Proceeding by any governmental authority or other Person shall have been instituted or threatened which questions the validity or legality of the transactions contemplated hereby and which could reasonably be expected to damage the assets of the Company or the Business materially if the transactions contemplated hereby are consummated. There shall not be any Regulation or Court Order that makes the transactions contemplated hereby and by the Ancillary Agreements illegal or otherwise prohibited.

             (b) Any governmental or regulatory notices or approvals required under any Regulations to carry out the transactions contemplated by this Agreement shall have been obtained and the parties shall have complied with all Regulations applicable to the transactions contemplated by this Agreement.

         7.2. CONDITIONS TO OBLIGATION OF THE COMPANY AND THE SHAREHOLDERS. The obligations of the Company and the Shareholders to consummate the transactions provided for hereby are subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions, any of which may be waived by the
Company:

             (a) All representations and warranties of each of Purchaser and Parent contained in this Agreement shall be true and correct in all material respects at and as of the date of this Agreement and at and as of the Closing Date, except as and to the extent that the facts and conditions upon which such representations and warranties are based are expressly required or permitted to be changed by the terms hereof, and each of Purchaser and Parent shall have performed and satisfied in all material respects all agreements and covenants required hereby to be performed by it prior to or on the Closing Date.

             (b) Purchaser shall have tendered for delivery the documents and other items to be delivered by such parties pursuant to ARTICLE III of this Agreement.

             (c) Purchaser shall have delivered to the Company and the Shareholders a written opinion of Gibson, Dunn & Crutcher LLP, dated as of the Closing Date, substantially in the form attached hereto as EXHIBIT D.

             (d) Purchaser shall have delivered to the Company and the Shareholders a written opinion of Torys, dated as of the Closing Date, substantially in the form attached hereto as EXHIBIT E.

         7.3. CONDITIONS TO THE OBLIGATION OF PURCHASER. The obligation of Purchaser to consummate the transactions provided for hereby are subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions, any of which may be waived by Purchaser:

             (a) The Shares to be sold hereunder, as held by the security holders of the Company listed on the executed signature pages hereto, shall represent not less than 98% of the issued and outstanding shares of each class of shares of the Company on a fully-diluted basis.

             (b) All representations and warranties of the Company and the Shareholders contained in this Agreement shall be true and correct in all material respects at and as of the date of this Agreement and at and as of the Closing Date, except as and to the extent that the facts and conditions upon which such representations and warranties are based are expressly required or permitted to be changed by the terms hereof, and the Company and each of the Shareholders shall have performed and satisfied in all material respects all agreements and covenants required hereby to be performed by each of them prior to or on the Closing Date.

             (c) The Company shall have tendered for delivery the documents and other items to be delivered by such parties pursuant to ARTICLE III of this Agreement.

             (d) All Permits and Company Required Consents by governmental agencies that are required for the consummation of the transactions contemplated hereby, or by third parties that are required in order to prevent a breach of, a Default under, or a termination, change in the terms or conditions or modification of, any instrument, contract, lease, license or other agreement to which the Company is a party and which is denoted with an asterisk (*) on
SCHEDULE 4.9 shall have been obtained on terms and conditions satisfactory to Purchaser. In the event the Company cannot obtain certain Consents prior to the Closing and Purchaser elects to waive this condition to Closing, the Company and the Shareholders shall have the continuing obligation after the Closing to use its commercially reasonable efforts to endeavor to obtain all necessary Consents.

             (e) The Executives and the Company shall have executed and delivered the Ancillary Agreements.

             (f) All liens against the Company or any of its assets or properties shall have been released, including, without limitation, those liens listed on SCHEDULE 7.3(f) hereto, except as otherwise provided for herein.

             (g) All liens or other Encumbrances against the Shares shall have been release, including, without limitation, those Encumbrances listed on
SCHEDULE 4.5 hereto, except as otherwise provided for herein.

             (h) The Company shall have delivered to Purchaser a written opinion of Cassels Brock & Blackwell LLP, dated as of the Closing Date, substantially in the form attached hereto as EXHIBIT F.

             (i) The Company shall have delivered to Purchaser a written opinion of Lemery MacKrell Greisler, dated as of the Closing Date, substantially in the form attached hereto as EXHIBIT G.

             (j) Purchaser shall have received from the spouse, if any, of each Shareholder listed on SCHEDULE 4.38 a spousal consent in the form attached hereto as EXHIBIT H.

             (k) The Company shall have delivered the audited financial statements as required by SECTION 6.12.

             (l) The offer and sale of the Shares to Purchaser pursuant to this Agreement shall be exempt from the registration, prospectus and qualification requirements of all applicable securities laws.

             (m) Since the date of this Agreement, there shall have been no Material Adverse Change in the business, operations, prospects, condition (financial or otherwise) or results of operations of the Company.

             (n) Purchaser shall have received from the Company all documents and other materials requested by Purchaser for the purpose of examining and determining the Company's rights in and to any technology, products and proprietary assets now used, proposed to be used in, or necessary to, the Company's business as now conducted and proposed to be conducted, and the status of the Company's ownership rights in and to all such technology, products and proprietary assets shall be reasonably satisfactory to Purchaser.

             (o) Purchaser shall have received the letters of resignation of each of the directors of the Company, effective as of the Closing Date.

             (p) Any updated, corrected or supplemented Schedules provided to Purchaser pursuant to SECTION 6.15 shall not contain any matters or events that could reasonably be expected to have a Material Adverse Effect on the Company.

                                  ARTICLE VIII.

                                   TERMINATION

         8.1. TERMINATION. This Agreement may be terminated at any time prior to the Closing Date:

             (a) by mutual written consent of Purchaser, the Company and the Shareholders;

             (b) by Purchaser or the Company and the Shareholders if (i) any governmental authority shall have issued a final order, decree or ruling or taken any other final action restraining, enjoining or otherwise prohibiting the transactions contemplated hereby and such order, decree, ruling or other action is or shall have become nonappealable or (ii) subject to the following, the transactions contemplated hereby have not been consummated by March 31, 2001 (the "OUTSIDE DATE"); PROVIDED, HOWEVER, that no party may terminate this Agreement pursuant to this clause (ii) if such party's failure to fulfill any of its obligations under this Agreement shall have been the reason that the Closing Date shall not have occurred on or before said date;

             (c) by the Company and the Shareholders if (i) there shall have been a breach of any representation or warranty on the part of Purchaser or Parent set forth in this Agreement or if any representation or warranty of Purchaser or Parent shall have become untrue, in either case such that the conditions set forth in SECTION 7.2(a) would be incapable of being satisfied by the Outside Date or (ii) there shall have been a breach by Purchaser or Parent of any of their respective covenants or agreements hereunder having a Material Adverse Effect on Purchaser or Parent or materially adversely affecting (or materially delaying) the consummation of the transactions contemplated hereby, and Purchaser or Parent has not cured such breach or event within twenty (20) Business Days after notice by the Company thereof; PROVIDED that the Company has not breached any of its obligations hereunder; or

             (d) by Purchaser if (i) there shall have been a breach of any representation or warranty on the part of the Company or the Shareholders set forth in this Agreement or if any representation or warranty of the Company or the Shareholders shall have become untrue in either case such that the conditions set forth in SECTION 7.3(a) would be incapable of being satisfied by the Outside Date or (ii) there shall have been a breach by the Company or the Shareholders of any of their respective covenants or agreements hereunder having a Material Adverse Effect on the Company or materially adversely affecting (or materially delaying) the consummation of the transactions contemplated hereby, and the Company or the Shareholders, as the case may be, have not cured such breach or event within twenty (20) Business Days after notice by Purchaser thereof; PROVIDED that Purchaser or Parent has not breached any of its respective obligations hereunder.

         8.2. EFFECT OF TERMINATION. In the event of the termination and abandonment of this Agreement pursuant to SECTION 8.1, this Agreement shall forthwith become void and have no effect without any liability on the part of any party hereto or its Affiliates, directors, officers or stockholders other than the provisions of SECTION 6.3, this SECTION 8.2, the arbitration provisions of SECTION 9.3(b) and SECTION 10.12 hereof. Nothing contained in this SECTION
8.2 shall relieve any party from liability for any breach of this Agreement.

                                   ARTICLE IX.

                                 INDEMNIFICATION

         9.1. SURVIVAL OF REPRESENTATIONS. All statements contained in any schedule or in any certificate or other document delivered by or on behalf of the parties pursuant to this Agreement or in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by the parties hereunder. The representations and warranties of the Company, the Shareholders and Purchaser contained herein shall survive the Closing Date until the later to occur of (a) forty five days after the delivery of the audited financial statements for the Fiscal Year ending December 31, 2002 and (b) June 30, 2003; PROVIDED, HOWEVER, that: (i) the representations and warranties set forth in SECTIONS 4.4, 4.33 and 5.2 ("Due Authorization"), 4.2 ("Capitalization"), 4.20 ("Environmental Matters"), SECTION 4.21 ("Employee Benefit Plans"), 4.25 ("Compliance with Law"), 4.29 and 5.6 ("No Brokers") and
SECTION 5.7 ("Valid Issuance of Stock") shall survive until the third anniversary of the Closing Date and (ii) the representations and warranties in
SECTION 4.19 ("Taxes") and SECTION 4.34 ("Title to Shares") shall survive the Closing Date until sixty days following the expiration of any applicable statute of limitations (including any extensions thereof). In the case of actual fraud, intentional misrepresentation or active concealment, the representations and warranties of such breaching party shall survive until the expiration of the applicable statute of limitations. Any claims under this Agreement with respect to a breach of a representation and warranty must be asserted by written notice within the applicable survival period contemplated by this SECTION 9.1, and if such a notice is given, the survival period for such representation and warranty shall continue until the claim is fully resolved. The right to indemnification or other remedy based on the representations, warranties, covenants and agreements herein will not be affected by any investigation conducted with respect to, or any knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement or the Closing, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant or agreement. All representations and warranties of each party set forth in this Agreement shall be deemed to have been made again by such party at and as of the Closing Date. The waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or agreement, will not affect the right to indemnification or other remedy based on such representations, warranties, covenants and agreements, unless such right is also expressly waived.

         9.2. INDEMNIFICATION.

             (a) Subsequent to the Closing, subject to the limitations described below in SECTION 9.5, the Named Shareholders shall, as provided in SECTION 9.5(b), indemnify Purchaser and its respective Affiliates (including, after the Closing, the Company), and each of its respective officers, directors, employees, shareholders, partners and agents ("PURCHASER INDEMNIFIED PARTIES") against, and hold each of the Purchaser Indemnified Parties harmless from, any damage, claim, loss, cost, Liability or expense, including without limitation, interest, penalties, reasonable attorneys' fees and expenses of investigation (other than those expressly allocated pursuant to SECTION 9.3(b)(3)), consequential damages, response action, removal action or remedial action (collectively "DAMAGES") incurred by such Purchaser Indemnified Party that arise out of or relate to, whether directly or indirectly: (i) any misrepresentation or breach of any warranty on the part of the Company or the Named Shareholders contained in this Agreement or in any agreement, certificate or other instrument delivered by the Company or the Shareholders pursuant to this Agreement or (ii) any breach or non-performance by the Company or the Shareholders of any of their respective covenants or agreements contained in this Agreement or in any agreement, certificate or other instrument delivered by the Company or the Shareholders pursuant to this Agreement.

             (b) Subsequent to the Closing, subject to the limitations described below in SECTION 9.5, the Shareholders shall severally, but not jointly, indemnify the Purchaser Indemnified Parties against, and hold each of the Purchaser Indemnified Parties harmless from, any Damages incurred by such Purchaser Indemnified Party that arise out of or relate to, whether directly or indirectly: (i) any misrepresentation or breach of any warranty on the part of such Shareholder contained in this Agreement or in any agreement, certificate or other instrument delivered by such Shareholder pursuant to this Agreement or
(ii) any breach or non-performance by such Shareholder of any of his, her or its covenants or agreements contained in this Agreement or in any agreement, certificate or other instrument delivered by such Shareholder pursuant to this Agreement.

             (c) Each of Purchaser and Parent shall jointly and severally indemnify each of the Shareholders ("SHAREHOLDER INDEMNIFIED PARTIES"), against, and hold each of the Shareholder Indemnified Parties harmless from, any Damages incurred by such Shareholder Indemnified Party that arise out of or relate to, whether directly or indirectly: (i) any breach of any representation or warranty of Purchaser or Parent contained in this Agreement or in any agreement, certificate or other instrument delivered by Purchaser or Parent pursuant to this Agreement or (ii) any breach or non-performance by Purchaser or Parent of its covenants or agreements contained in this Agreement or in any agreement, certificate or other instrument delivered by Purchaser or Parent pursuant to this Agreement.

             (d) The term "DAMAGES" as used in this SECTION 9.2 is not limited to matters asserted by third parties against Shareholder Indemnified Parties or Purchaser Indemnified Parties, but includes Damages incurred or sustained by such persons in the absence of third-party claims, and payments by the indemnitee shall not be a condition precedent to recovery.

         9.3. NOTICE OF CLAIMS.

             (a) Any Purchaser Indemnified Party or Shareholder Indemnified Party (the "INDEMNIFIED PARTY") seeking indemnification hereunder shall, within the relevant limitation period provided for in Section 9.1 above, give to the party obligated to provide indemnification to such Indemnified Party (the "INDEMNITOR") a notice (a "CLAIM NOTICE") describing in reasonable detail the facts giving rise to any claims for indemnification hereunder and shall include in such Claim Notice (if then known) the amount or the method of computation of the amount of such claim, and a reference to the provision of this Agreement or any agreement, certificate or instrument executed pursuant hereto or in connection herewith upon which such claim is based; PROVIDED, that a Claim Notice in respect of any action at law or suit in equity by or against a third Person as to which indemnification will be sought shall be given promptly after the action or suit is commenced; and PROVIDED FURTHER, that failure to give such notice shall not relieve the Indemnitor of its obligations hereunder except to the extent it shall have been prejudiced by such failure.

             (b) Indemnitor shall have thirty days after the giving of any Claim Notice pursuant hereto to (i) agree to the amount or method of determination set forth in the Claim Notice and to pay such amount to such Indemnified Party in immediately available funds or (ii) to provide such Indemnified Party with notice that it disagrees with the amount or method of determination set forth in the Claim Notice (the "DISPUTE NOTICE"). Within fifteen days after the giving of the Dispute Notice, a representative of Indemnitor and such Indemnified Party shall negotiate in a BONA FIDE attempt to resolve the matter. In the event that the controversy is not resolved within thirty days of the giving of the Dispute Notice, the parties shall proceed to binding arbitration pursuant to the following procedures:

                 (i) Any party may send another party written notice identifying the matter in dispute and invoking the procedures of this SECTION 9.3. Within 14 days, each party involved in the dispute shall meet at a mutually agreed location in New York, New York, or such other location as mutually agreed by the parties, for the purpose of determining whether they can resolve the dispute themselves by written agreement, and, if not, whether they can agree upon a third-party arbitrator to whom to submit the matter in dispute for final and binding arbitration.

                 (ii) If such parties fail to resolve the dispute by written agreement or agree on the arbitrator within said 14-day period, any such party may make written application to the American Arbitration Association ("AAA") for the appointment of a panel of three arbitrators (collectively, the "ARBITRATOR") to resolve the dispute by arbitration. At the request of AAA the parties involved in the dispute shall meet with AAA at its offices within ten calendar days of such request to discuss the dispute and the qualifications and experience which each party respectively believes the Arbitrator should have; PROVIDED, HOWEVER, that the selection of the Arbitrator shall be the exclusive decision of AAA and shall be made within 30 days of the written application to AAA.

                 (iii) Within 120 days of the selection of the Arbitrator, the parties involved in the dispute shall meet in New York, New York, or such other location as mutually agreed by the parties, with such Arbitrator at a place and time designated by such Arbitrator after consultation with such parties and present their respective positions on the dispute. The arbitration proceeding shall be held in accordance with the rules for commercial arbitration of the AAA in effect on the date of the initial request by for appointment of the Arbitrator, that gave rise to the dispute to be arbitrated (as such rules are modified by the terms of this Agreement or may be further modified by mutual agreement of the parties) Each party shall have no longer than five days to present its position, the entire proceedings before the Arbitrator shall be no more than ten consecutive days, and the decision of the Arbitrator shall be made in writing no more than 30 days following the end of the proceeding and shall set forth in writing the grounds or basis of the Arbitrator's decision. Such an award shall be a final and binding determination of the dispute and shall be fully enforceable as an arbitration decision in any court having jurisdiction and venue over such parties. Each party shall pay its own attorneys' fees and expenses in connection with such proceeding. The parties shall equally bear the Arbitrator's fees and expenses.

         9.4. THIRD PERSON CLAIMS. If a claim by a third Person is made against an Indemnified Party, and if such party intends to seek indemnity with respect thereto under this ARTICLE IX, such Indemnified Party shall promptly notify the Indemnitor in writing of such claims, setting forth such claims in reasonable detail. The Indemnitor shall be relieved of its indemnification obligations hereunder to the extent that notice is not delivered promptly and the Indemnitor is prejudiced thereby. The Indemnitor shall have twenty days after receipt of such notice to undertake, conduct and control, through counsel of its own choosing and at its own expense, the settlement or defense thereof, and the Indemnified Party shall cooperate with it in connection therewith; provided that the Indemnified Party may participate in such settlement or defense through counsel chosen by such Indemnified Party and paid at its own expense; and PROVIDED FURTHER that, if in the reasonable opinion of counsel for the Indemnitor, there is a reasonable likelihood of a conflict of interest between the Indemnitor and the Indemnified Party, the Indemnitor shall be responsible for reasonable fees and expenses of one counsel to such Indemnified Party in connection with such defense. So long as the Indemnitor is reasonably contesting any such claim in good faith, the Indemnified Party shall not pay or settle any such claim without the consent of the Indemnitor. If the Indemnitor does not notify the Indemnified Party within ten days after receipt of the Indemnified Party's notice of a claim of indemnity hereunder that it elects to undertake the defense thereof, the Indemnified Party shall have the right to undertake, at Indemnitor's cost, risk and expense, the defense, compromise or settlement of the claim but shall not thereby waive any right to indemnity therefore pursuant to this Agreement. The Indemnitor shall not, except with the consent of the Indemnified Party, enter into any settlement that does not include as an unconditional term thereof the giving by the person or persons asserting such claim to all Indemnified Parties (I.E., the Shareholder Indemnified Party or the Purchaser Indemnified Party, as the case may be) of an unconditional release from all liability with respect to such claim or consent to entry of any judgment.

         9.5. LIMITATION ON INDEMNITY.

             (a) Notwithstanding the foregoing, an Indemnitor shall not be obligated to indemnify an Indemnified Party under SECTIONS 9.2(a) or (b) unless and until the aggregate of all Damages suffered by such Indemnified Parties hereunder exceeds U.S.$200,000 (the "THRESHOLD AMOUNT"), whereupon, provided the other requirements of this ARTICLE IX have been complied with, the full amount of such Damages, and all subsequent Damages, shall become due and payable. Notwithstanding the foregoing, (a) no Threshold Amount shall apply to the Company's representations and warranties set forth in SECTIONS 4.2, 4.4, 4.19 and 4.28 hereof, (b) no Threshold Amount shall apply to Parent's and Purchaser's representations and warranties set forth in SECTION 5.6 hereof and (c) no Threshold Amount shall apply to the obligations of any party hereto to the extent a breach results from actual fraud, intentional misrepresentation or active concealment.

             (b) The total indemnity obligations of the Shareholders shall not exceed the sum of U.S.$5,000,000 and all Earn-Out Amounts (the "CAP"). With respect to indemnification pursuant to SECTION 9.2(a), each Named Shareholder's maximum individual indemnity obligations shall be the product of the Cap multiplied by such Named Shareholder's percentage ownership of the Company immediately prior to the Closing Date, as reflected on SCHEDULE I attached hereto, as amended immediately prior to the Closing, grossed up such that the total individual indemnity obligations of the Named Shareholders shall be equal to 100% of the Cap.

The Cap shall not limit indemnification with respect to breaches by the Shareholders or the Company of the representations and warranties set forth in 4.2, 4.4, 4.19, 4.28, 4.33 and 4.34.

             (c) Except as provided in SECTION 9.5(a), the Threshold Amount and Cap shall apply to all Damages regardless of whether asserted as a breach under the Agreement or under any other theory or cause of action.

         9.6. RIGHT OF OFFSET. Purchaser shall have the right to offset any Damages suffered by the Purchaser Indemnified Parties, as finally determined in accordance with this ARTICLE IX, not previously indemnified by the Shareholders against any Earn-Out Amount to be paid to the Shareholders prior to payment by Purchaser of such Earn-Out Amount. In addition, Purchaser shall have the right to offset any Damages suffered by the Purchaser Indemnified Parties, in an amount not to exceed U.S.$5,000,000, even if not finally determined in accordance with this ARTICLE IX, against any Earn-Out Amount to be paid to the Shareholders with respect to the Fiscal Year ending December 31, 2001 prior to payment by Purchaser of such Earn-Out Amount.

         9.7. REMEDIES. The remedies in this ARTICLE IX shall be the exclusive remedies of the parties with respect to any breach of the respective representations, warranties, covenants and agreements pursuant to this Agreement or otherwise arising out of this Agreement, regardless of the theory or cause of action plead, except for the remedies of specific performance, injunction and other equitable relief; PROVIDED, HOWEVER, that no party hereto shall be deemed to have waived any rights, claims, causes of action or remedies if and to the extent such rights, claims, causes of action or remedies may not be waived under applicable law or actual fraud, intentional misrepresentation or active concealment is proven on the part of a party by another party hereto.

                                   ARTICLE X.

                                  MISCELLANEOUS

         10.1. BINDING EFFECT; ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the parties hereto, their successors and permitted assigns, in accordance with the terms hereof. Neither this Agreement nor any of the rights or obligations hereunder may be assigned by the Company or the Shareholders without the prior written consent of Purchaser, or by Purchaser without the prior written consent of the Shareholders, except that Purchaser may, without such consent, assign the rights and obligations hereunder (both before and after the Closing Date), to an Affiliate of Purchaser; PROVIDED, HOWEVER, that no such assignment shall release Purchaser of any of its obligations under this Agreement. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, and no other Person shall have any right, benefit or obligation hereunder.

         10.2. NOTICES. Unless otherwise provided herein, any notice, request, instruction or other document to be given hereunder by any party to the other shall be in writing and delivered in person or by courier, telegraphed, telexed or by facsimile transmission or mailed by registered or certified mail, postage prepaid, return receipt requested (such mailed notice to be effective on the date of such receipt is acknowledged), as follows:

         If to Purchaser or Parent:

                  Ticketmaster Online-CitySearch, Inc.
                  790 E. Colorado Blvd., Suite 200
                  Pasadena, CA  91101
                  Attn:    Bradley K. Serwin
                  Telephone:        (626) 660-2567
                  Fax:              (626) 405-9929

         With copies to:

                  Gibson, Dunn & Crutcher LLP
                  333 South Grand Avenue
                  Los Angeles, California 90071
                  Attention:  Kenneth M. Doran
                  Telephone:        (213) 229-7000
                  Fax:              (213) 229-7520

                  Torys
                  Maritime Life Tower
                  Box 270, TD Centre
                  Toronto, Ontario
                  M5K IN2 Canada
                  Attention:  Philip Mohtadi
                  Telephone:        (416) 865-0040
                  Fax:              (416) 865-7380

         If to the Company or the Shareholders:

                  ReserveAmerica Holdings, Inc.
                  401 Wheelabrator Way
                  Milton ON L9T 4B7
                  Attention:  Robert Manherz
                  Telephone:        (905) 875-1158
                  Fax:              (905) 875-2612

         With copies to:

                  Cassels Brock & Blackwell LLP
                  Suite 2100, 40 King Street West
                  Toronto ON M5H 3C2
                  Attention:  Norman F. Findlay
                  Telephone:        (416) 860-5212
                  Fax:              (416) 350-6944

                  Lemery MacKrell Greisler
                  10 Railroad Place
                  Saratoga Springs, NY  12866

                  Attention:  Robert J. May and James A. Carminucci
                  Telephone:        (518) 581-8800
                  Fax:              (518) 581-8823

         Any party may, from time to time, designate any other address to which any such notice to such party shall be sent. Any such notice shall be deemed to have been delivered upon receipt.

         10.3. CHOICE OF LAW. This Agreement shall be construed, interpreted and the rights of the parties determined in accordance with the laws of the State of Delaware, as applied to agreements among Delaware residents entered into and wholly to be performed within the State of Delaware (without reference to any choice of law rules that would require the application of the laws of any other jurisdiction).

         10.4. ENTIRE AGREEMENT; AMENDMENTS AND WAIVERS. This Agreement, together with the Ancillary Agreements and all exhibits and schedules hereto and thereto, constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties. No supplement, modification or other amendment or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

         10.5. COUNTERPARTS. This Agreement may be executed by facsimile and in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         10.6. SEVERABILITY. If any provision of this Agreement is deemed or held to be illegal, invalid or unenforceable, this Agreement shall be considered divisible and inoperative as to such provision to the extent it is deemed to be illegal, invalid or unenforceable, and in all other respects this Agreement shall remain in full force and effect; PROVIDED, HOWEVER, that if any provision of this Agreement is deemed or held to be illegal, invalid or unenforceable there shall be added hereto automatically a provision as similar as possible to such illegal, invalid or unenforceable provision that is legal, valid and enforceable. Further, should any provision contained in this Agreement ever be reformed or rewritten by any judicial body of competent jurisdiction, such provision as so reformed or rewritten shall be binding upon all parties hereto.

         10.7. HEADINGS. The headings of the Articles and Sections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

         10.8. SCHEDULES. The Schedules and the Exhibits referenced in this Agreement are a material part hereof and shall be treated as if fully incorporated into the body of the Agreement.

         10.9. NO THIRD PARTY BENEFICIARIES. Nothing expressed or referred to in this Agreement will be construed to give any Person other than the parties to this Agreement (and their successors and assigns) any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement.

         10.10. SPECIFIC PERFORMANCE. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity without the necessity of demonstrating the inadequacy of monetary damages.

         10.11. NO STRICT CONSTRUCTION. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

         10.12. EXPENSES. Except as otherwise specifically provided in this Agreement, (a) Purchaser will pay its and Parent's fees and expenses incident to this Agreement and the transactions contemplated hereby, including legal and accounting fees, investment banking fees, fees and points to any lender, consulting fees and related disbursements in connection with any of the foregoing ("TRANSACTION FEES"), (b) the aggregate Transaction Fees of the Company and the Shareholders shall be paid by the Shareholders.

         10.13. DISCLOSURE SCHEDULES. Any information disclosed on a particular Schedule or Schedules shall also be deemed to have been disclosed for purposes of any other Schedule, even if not actually disclosed on such other Schedule, unless such disclosure is of a nature that does not reasonably inform or notify the reader of its applicability to a Schedule in which it is required to be disclosed.

         10.14. SHAREHOLDERS' REPRESENTATIVE.

             (a) By executing this Agreement, each Shareholder irrevocably constitutes and appoints Robert Manherz as the true and lawful agent and attorney-in-fact (hereinafter referred to as the "SHAREHOLDERS' REPRESENTATIVE") of each Shareholder, with full powers of substitution, to act in the name, place and stead of each Shareholder with respect to the transactions contemplated hereby in accordance with the provisions of this Agreement and the Escrow Agreement, including, without limitation, to grant waivers on behalf of each Shareholder or to enter into amendments to this Agreement and to do or refrain from doing all such further acts and things, to execute all such certificates, instruments and other documents, as such Shareholders' Representative may deem necessary or appropriate in connection with any of the transactions contemplated under this Agreement or the Escrow Agreement, to give and receive notices and communications, to authorize delivery to Purchaser of the Escrowed Shares or other property from the Escrow Account in satisfaction of claims by Purchaser, to object to such deliveries, to agree to, negotiate, enter into settlements and compromises of, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to such claims and to take all actions necessary or appropriate in the judgment of the Shareholders' Representative for the accomplishment of the foregoing. Such agency may be changed by the Shareholder from time to time upon not less than thirty days prior written notice to Purchaser; PROVIDED, HOWEVER, that the Shareholders' Representative may not be removed unless holders of a two-thirds interest in the Escrow Account agree to such removal and to the identity of the substituted shareholders' representative. Any vacancy in the position of Shareholders' Representative may be filled by approval of the holders of a majority in interest of the Escrow Account. The Shareholders agree that any such action, if material to the rights and obligations of the Shareholders in the reasonable judgment of the Shareholders' Representative, shall be taken in the same manner with respect to all Shareholders, unless otherwise agreed by each Shareholder. The appointment of the Shareholders' Representative shall be deemed coupled with an interest and shall be irrevocable, and Purchaser, Parent and any other Person may conclusively and absolutely rely, without inquiry, upon any actions of the Shareholders' Representative as the act of the Shareholders in all matters referred to in this Agreement. The Shareholders' Representative shall not be liable for any act done or omitted hereunder as Shareholders' Representative while acting in good faith and in the exercise of reasonable judgment.

             (b) The power of attorney granted in this section is not intended to be a continuing power of attorney within the meaning of and governed by the Substitute Decisions Act (Ontario) or any similar power of attorney under equivalent legislation in any other jurisdiction (a "CPOA"). The execution of this Agreement shall not terminate any such CPOA granted by any Shareholder previously and shall not be terminated by the execution by that Shareholder in the future of a CPOA, and each Shareholder hereby agrees not to take any action in the future (other than as expressly permitted by this section) which results in the termination of this power of attorney.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year herein above first written.


                                         CITYSEARCH CANADA, INC.,
                                         an Ontario corporation


                                         By:
                                            -----------------------------------
                                         Name:
                                                  -----------------------------
                                         Title:
                                                  -----------------------------


                                         TICKETMASTER ONLINE-CITYSEARCH, INC.,
                                         a Delaware corporation


                                         By:
                                            -----------------------------------
                                         Name:
                                                  -----------------------------
                                         Title:
                                                  -----------------------------

                                         RESERVEAMERICA HOLDINGS, INC.,
                                         an Ontario corporation


                                         By:
                                            -----------------------------------
                                         Name:
                                                  -----------------------------
                                         Title:
                                                  -----------------------------


                                         SHAREHOLDERS:


                                         By:
                                            -----------------------------------
                                         Name:
                                                  -----------------------------


                                         By:
                                            -----------------------------------
                                         Name:
                                                  -----------------------------


                                         By:
                                            -----------------------------------
                                         Name:
                                                  -----------------------------